================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 24, 2001 travelbyus, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           Texas                       0-10124                   75-2631373
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

 700 North Pearl Street, Suite 2170, Dallas, Texas                 75201
--------------------------------------------------------------------------------
      (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:           (214) 922-8100
                                                         -----------------------

                              Aviation Group, Inc.
--------------------------------------------------------------------------------
          (Former name or former address, if changed from last report)

Item 7.   Financial Statements and Exhibits

          (a) Financial Statements of the Businesses Acquired. The audited financial statements of travelbyus.com, Ltd. required by this
               Item 7(a) are included in this Amendment No. 1 to this Form 8-K Current Report.

          (b) Pro Forma Financial Information. The pro forma financial statements of the Registrant required by this Item 7(b) are included in this Amendment No. 1 to this Form 8-K Current Report.

          (c)  Exhibits.

               None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TRAVELBYUS, INC.



Dated as of April 13, 2001.      By: /s/ Richard L. Morgan
                                     -------------------------------------------
                                     Richard L. Morgan, Executive Vice President
travelbyus.com ltd.


Consolidated Balance Sheets as at September 30, 2000 and 1999, and Consolidated Statements of Operations and Deficit, Cash Flows and Changes in Shareholders' Equity for the year ended September 30, 2000 and for the period from January 1, 1999 to September 30, 1999 and the year ended December 31, 1998
(expressed in U.S. dollars)

                                                      PricewaterhouseCoopers LLP
                                                      Chartered Accountants
                                                      1111 West Hastings Street
                                                      Vancouver British Columbia
                                                      Canada V6E 3R2
                                                      Telephone +1(604)806 7000
                                                      Facsimile +1(604)806 7806



Report of Independent Accountants



To the Directors of
travelbyus.com ltd.

We have audited the consolidated balance sheet of travelbyus.com ltd. (formerly LatinGold Inc.) as at September 30, 2000 and 1999 and the consolidated statements of operations and deficit, cash flows and changes in shareholders' equity for the year ended September 30, 2000 and for the period from January 1, 1999 to September 30, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at September 30, 2000 and 1999 and the results of its operations, its cash flows and changes in shareholders' equity for the year ended September 30, 2000 and for the period from January 1, 1999 to September 30, 1999 in accordance with generally accepted accounting principles in the United States.

As discussed in note 2 to the financial statements, the company adopted the accounting guidance set out by the American Institute of Certified Public Accountants in Statement of Position 00-2, Accounting by Producers or Distributors of Films during 2000.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in note 1(b) to the financial statements, the company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1(b). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, Canada
February 26, 2001
(except as to note 23, which is as at April 1, 2001)




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Directors of
travelbyus.com ltd.

We have audited the consolidated statements of operations and deficit, cash flows and changes in shareholders' equity of travelbyus.com ltd. [formerly
LatinGold Inc.] for the year ended at December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the results of operations of the Company, its cash flows and changes in shareholders' equity for the year ended December 31, 1998 in accordance with generally accepted accounting principles in the United States.


                                                           /s/ Ernst & Young LLP
Toronto, Canada,                                           Ernst & Young LLP
April 21, 1999.                                            Chartered Accountants
travelbyus.com ltd.
Consolidated Balance Sheets
As at September 30, 2000 and 1999
--------------------------------------------------------------------------------

(expressed in 000's of U.S. dollars)




                                                                                                    2000                1999
                                                                                                      $                   $

Assets
Current assets
Cash and cash equivalents                                                                          2,002               2,215
Accounts receivable and prepaid expenses (note 5)                                                  2,565                  34
Inventory and barter credits (note 5)                                                                501                   -
Marketable securities (notes 4 and 14(f))                                                            229                 222
                                                                                                ----------------------------

                                                                                                   5,297               2,471

Investment (note 5)                                                                                  750                   -

Cash deposits for acquisitions (note 8)                                                                -               4,898

Advances and other receivables (note 7)                                                            2,873                 297

Security deposits (note 9)                                                                         1,018                   -

Deferred financing costs - net of accumulated amortization of $303
      (1999 - $18) (note 13(a))                                                                      236                 629

Deferred acquisition costs                                                                             -                 132

Programming library (note 11)                                                                      1,230                   -

Property, plant and equipment - net of accumulated amortization of $851
      (1999 - $3) (note 10)                                                                        2,729                  53

Software and other assets - net of accumulated amortization of $3,879 (1999 - $nil)
      (note 12)                                                                                   21,189                   -
                                                                                                ----------------------------

                                                                                                  35,322               8,480
                                                                                                ============================


travelbyus.com ltd.
Consolidated Balance Sheets
As at September 30, 2000 and 1999
--------------------------------------------------------------------------------

(expressed in 000's of U.S. dollars)



                                                                                                    2000                1999
                                                                                                      $                   $

Liabilities

Current liabilities
Bank indebtedness (note 3)                                                                           278                   -
Accounts payable and accrued liabilities (note 5)                                                  4,484                 206
Due to related parties (note 6(h) and 17(c), (d) and (e))                                            588                 149
Customer deposits                                                                                    295                   -
Advances (note 5)                                                                                  2,800                   -
Debentures (note 13)                                                                               7,735                   -
                                                                                                ----------------------------

                                                                                                  16,180                 355
Deferred tax liability (note 15)                                                                   4,092                   -
Debentures (note 13(a))                                                                                -               4,255
                                                                                                ----------------------------

                                                                                                  20,272               4,610
                                                                                                ----------------------------

Shareholders' Equity

Common stock (note 14)
Authorized
      Unlimited number of common shares without par value
Issued
      96,804,569 common shares (1999 - 41,539,178)                                               141,710              69,920

Additional paid-in capital                                                                           372                 372

Advances for future programming services (note 11)                                                  (609)                  -

Warrants, options and special warrants (note 14(d) and (e))                                       14,260               3,916

Cumulative translation adjustment                                                                    163                 (52)

Accumulated other comprehensive loss - net of tax of $nil (note 14(f))                              (306)                (94)

Deficit                                                                                         (140,540)            (70,192)
                                                                                                ----------------------------

                                                                                                  15,050               3,870
                                                                                                ----------------------------

                                                                                                  35,322               8,480
                                                                                                ============================

Nature of operations and going concern (note 1)

Commitments and contingencies (note 16)

Subsequent events (note 23)


Approved by the Board of Directors


/s/ John Craig             Director     /s/ Bill Kerby           Director

       The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Consolidated Statement of Operations and Deficit
--------------------------------------------------------------------------------

(expressed in 000's of U.S. dollars except for per share amounts)



                                                                                              Period from
                                                                                               January 1,
                                                                       Year ended               1999 to               Year ended
                                                                      September 30,          September 30,           December 31,
                                                                          2000                    1999                   1998
                                                                            $                       $                      $
Revenues
Travel product sales                                                      3,107                      -                     -
Travel commissions                                                        7,189                      -                     -
Associate marketing program                                                 411                      -                     -
Advertising                                                                 602                      -                     -
Technology sales                                                          1,060                      -                     -
                                                                   ---------------------------------------------------------

                                                                         12,369                      -                     -
                                                                   ---------------------------------------------------------

Expenses
Cost of travel product sales                                              3,402                      -                     -
Cost of services                                                            491                      -                     -
Cost of technology product sales                                          1,081                      -                     -
Advertising                                                               2,874                      -                     -
Amortization and write-off of goodwill                                   34,052                      -                     -
Amortization of software and other assets                                 4,160                      -                     -
Amortization of property, plant and equipment                               412                      5                     -
Capital taxes                                                               192                    124                     -
Foreign exchange loss (gain)                                                349                     11                    31
General and administration                                               17,802                    531                   173
Interest                                                                  2,672                    191                     -
Interest and other income                                                  (327)                    (5)                  (12)
Website costs                                                               989                    243                     -
Write-down of contract rights (note 12(b))                                7,013                      -                     -
Write-down of programming library, advances for future
    programming services, investment and advances
    (note 1(c))                                                          10,574                     10                     -
                                                                   ---------------------------------------------------------
                                                                         85,736                  1,110                   192
                                                                   ---------------------------------------------------------

Loss from continuing operations before income tax                       (73,367)                (1,110)                 (192)

Income tax recovery (note 15)                                             3,746                     21                     -

Loss from discontinued operations - net of tax of $nil
    (note 21)                                                                 -                    (51)                 (705)
                                                                   ---------------------------------------------------------

Loss before extraordinary item                                          (69,621)                (1,140)                 (897)

Extraordinary loss from repayment of debentures - net of
    tax of $nil (note 13(a))                                               (727)                     -                     -
                                                                   ---------------------------------------------------------

Loss for the year                                                       (70,348)                (1,140)                 (897)

Deficit - Beginning of year                                             (70,192)               (69,052)              (68,155)
                                                                   ---------------------------------------------------------

Deficit - End of year                                                  (140,540)               (70,192)              (69,052)
                                                                   =========================================================

Basic and diluted loss per common share before
    consolidation from continuing operations and before
    discontinued operations and extraordinary item (note 2)               (0.92)                 (0.03)                (0.01)
                                                                   =========================================================

Basic and diluted loss per common share before
    consolidation (note 2)                                                (0.92)                 (0.04)                (0.05)
                                                                   =========================================================

Weighted average number of common shares outstanding
    before consolidation                                             76,071,707             31,781,090            19,400,822
                                                                   =========================================================

       The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Consolidated Statement ofChanges in Shareholders' Equity
--------------------------------------------------------------------------------

(expressed in 000's of U.S. dollars except for per share amounts)


                                                                               Common stock                   Other capital accounts
                                                                     ------------------------- -------------------------------------
                                                                                                Additional    Compensation
                                                                                                  paid-in          for
                                                                        Number                    capital         future     Special
                                                                       of shares      Amount       amount        services   warrants
                                                                                         $            $             $          $

Balance - December 31, 1997                                           16,489,178      68,633            -            -            -
Private placement of 4,000,000 common shares at $0.06 (Cdn $0.12)
    per share
    (note 14(a))                                                       4,000,000         321            -            -            -
Expiry of warrants                                                             -           -          372            -            -
Issuance of shares to acquire Mexican properties (note 21)               500,000          49            -            -            -
Cumulative translation adjustment                                              -           -            -            -            -
Comprehensive income
    Loss for the period                                                        -           -            -            -            -
    Unrealized loss on marketable securities                                   -           -            -            -            -
Total comprehensive income (loss)
                                                                     --------------------------------------------------------------

Balance - December 31, 1998                                           20,989,178      69,003          372            -            -
Private placement of 20,000,000 common shares at $0.04 (Cdn $0.06)
    per share (note 14(b))                                            20,000,000         793            -            -            -
Issuance of shares for cash from exercised options                       550,000         124            -            -            -
Issuance of debenture financing warrants (notes 13 and 14(c))                  -           -            -            -            -
Issuance of warrants as financing fee for debenture financing
    (notes 13(a) and 14(c))                                                    -           -            -            -            -
Costs of issuing debenture financing warrants (notes 13(a) and
    14(c))                                                                     -           -            -            -            -
Cumulative translation adjustment                                              -           -            -            -            -
Comprehensive income
    Loss for the period                                                        -           -            -            -            -
    Unrealized gain on marketable securities - net of tax of $21               -           -            -            -            -
Total comprehensive income (loss)
                                                                     --------------------------------------------------------------

Balance - September 30, 1999                                          41,539,178      69,920          372            -            -
Issuance of shares for cash from exercised options                       847,200         265            -            -            -
Issuance of shares on business combinations (note 6)                  32,018,861      38,336            -            -            -
Issuance of shares and warrants to purchase assets (notes 11 and
    12)                                                                4,360,553      11,285            -            -            -
Issuance of options to consultants                                             -           -            -            -            -
Exercise of debenture financing warrants                               9,360,000       7,878            -            -            -
Private placement of 4,000,000 units (consisting of one common share and
    one half warrant) at Cdn. $2.50 per unit (note 14(e))              4,000,000       4,110            -            -            -
Exercise of private placement warrants to common shares                  206,750         718            -            -            -
Compensation warrants on private placements (note 14(d) and (e))               -        (532)           -            -            -
Exercise of compensation warrants to common shares                       215,000         664            -            -            -
Shares issued for future services (note 11)                            1,031,827       2,915            -         (609)           -
Private placement of 8,000,000 special warrants (each special warrant exercisable into one common share and one half warrant)
   at Cdn. $2.50 per special warrant                                           -           -            -            -    8,000,000
Exercise of private placement special warrants to common shares        1,077,700       1,028            -            -   (1,007,000)
Exercise of financing fee warrants to common shares                      147,500         123            -            -            -
Private placement of 2,000,000 common shares at $2.50 per share
    (note 13(b))                                                       2,000,000       5,000            -            -            -
Cumulative translation adjustment                                              -           -            -            -            -
Comprehensive income
    Loss for the year                                                          -           -            -            -            -
    Unrealized loss on marketable securities and cash equivalents              -           -            -            -            -
    Translation adjustment                                                     -           -            -            -            -
Total comprehensive income (loss) (note 14(f))
                                                                     --------------------------------------------------------------
Balance - September 30, 2000                                          96,804,569     141,710          372        ( 609)   6,993,000
                                                                     ==============================================================

travelbyus.com ltd.
Consolidated Statement of Changes in Shareholders' Equity (continued)
--------------------------------------------------------------------------------

(expressed in 000's of U.S. dollars except for per share amounts)



                                                                                             Other capital accounts
                                                                     ---------------------------------------------------------------
                                                                                                                             Accumu-
                                                                                                                              lated
                                                                                                                              other
                                                                                                                             Compre-
                                                                                                                             hensive
                                                                                                                             income
                                                                                     Warrants                    (Deficit)    (net
                                                                                        and                      retained  of tax of
                                                                        Amount        options      Amount        earnings     $nil)
                                                                           $             $            $             $          $
                                                                                                                           (note 13)
Balance - December 31, 1997                                                    -   1,705,000          372       (68,155)          -
Private placement of 4,000,000 common shares at $0.06 (Cdn $0.12)
    per share
    (note 14(a))                                                               -           -            -            -            -
Expiry of warrants                                                             -  (1,705,000)        (372)           -            -
Issuance of shares to acquire Mexican properties (note 21)                     -           -            -            -            -
Cumulative translation adjustment                                              -           -            -            -            -
Comprehensive income
    Loss for the period                                                        -           -            -         (897)           -
    Unrealized loss on marketable securities                                   -           -            -            -         (171)
Total comprehensive income (loss)
                                                                     --------------------------------------------------------------

Balance - December 31, 1998                                                    -           -            -      (69,052)        (171)
Private placement of 20,000,000 common shares at $0.04 (Cdn $0.06)
    per share (note 14(b))                                                     -           -            -            -            -
Issuance of shares for cash from exercised options                             -           -            -            -            -
Issuance of debenture financing warrants (notes 13 and 14(c))                  -   9,560,000        3,989            -            -
Issuance of warrants as financing fee for debenture financing
    (notes 13(a) and 14(c))                                                    -     700,270          550            -            -
Costs of issuing debenture financing warrants (notes 13(a) and
    14(c))                                                                     -           -         (623)           -            -
Cumulative translation adjustment                                              -           -            -            -            -
Comprehensive income
    Loss for the period                                                        -           -            -       (1,140)           -
    Unrealized gain on marketable securities - net of tax of $21               -           -            -            -           77
Total comprehensive income (loss)
                                                                     --------------------------------------------------------------

Balance - September 30, 1999                                                   -  10,260,270        3,916      (70,192)         (94)
Issuance of shares for cash from exercised options                             -           -            -            -            -
Issuance of shares on business combinations (note 6)                           -           -            -            -            -
Issuance of shares and warrants to purchase assets (notes 11 and
    12)                                                                        -      50,000           90            -            -
Issuance of options to consultants                                             -     262,000          316            -            -
Exercise of debenture financing warrants                                       -  (9,360,000       (3,557)           -            -
Private placement of 4,000,000 units (consisting of one common share and
    one half warrant) at Cdn. $2.50 per unit (note 14(e))                      -   2,000,000        2,133            -            -
Exercise of private placement warrants to common shares                        -    (206,750)        (224)           -            -
Compensation warrants on private placements (note 14(d) and (e))               -   1,200,000          532            -            -
Exercise of compensation warrants to common shares                             -    (215,000)        (298)           -            -
Shares issued for future services (note 11)                                    -           -            -            -            -
Private placement of 8,000,000 special warrants (each special warrant exercisable into one common share and one half warrant)
   at Cdn. $2.50 per special warrant                                      12,436           -            -            -            -
Exercise of private placement special warrants to common shares           (1,565)    503,500          537            -            -
Exercise of financing fee warrants to common shares                            -    (147,500)         (56)           -            -
Private placement of 2,000,000 common shares at $2.50 per share
    (note 13(b))                                                               -           -            -            -            -
Cumulative translation adjustment                                              -           -            -            -            -
Comprehensive income
    Loss for the year                                                          -           -            -      (70,348)           -
    Unrealized loss on marketable securities and cash equivalents              -           -            -            -          (62)
    Translation adjustment                                                     -           -            -            -         (150)
Total comprehensive income (loss) (note 14(f))
                                                                     --------------------------------------------------------------
Balance - September 30, 2000                                              10,871   4,346,520        3,389     (140,540)        (306)
                                                                     ==============================================================

travelbyus.com ltd.
Consolidated Statement of Changes in Shareholders' Equity (continued)
--------------------------------------------------------------------------------

(expressed in 000's of U.S. dollars except for per share amounts)



                                                                      Other capital accounts
                                                                     ---------------------------
                                                                      Cumulative       Total
                                                                      translation  shareholders'
                                                                      adjustment      equity
                                                                           $             $

Balance - December 31, 1997                                                    -         850
Private placement of 4,000,000 common shares at $0.06 (Cdn $0.12)
    per share
    (note 14(a))                                                               -         321
Expiry of warrants                                                             -           -
Issuance of shares to acquire Mexican properties (note 21)                     -          49
Cumulative translation adjustment                                            (21)        (21)
Comprehensive income                                                                       -
    Loss for the period                                                        -
    Unrealized loss on marketable securities                                   -
Total comprehensive income (loss)                                              -      (1,068)
                                                                     ---------------------------

Balance - December 31, 1998                                                  (21)        131
Private placement of 20,000,000 common shares at $0.04 (Cdn $0.06)
    per share (note 14(b))                                                     -         793
Issuance of shares for cash from exercised options                             -         124
Issuance of debenture financing warrants (notes 13 and 14(c))                  -       3,989
Issuance of warrants as financing fee for debenture financing
    (notes 13(a) and 14(c))                                                    -         550
Costs of issuing debenture financing warrants (notes 13(a) and
    14(c))                                                                     -        (623)
Cumulative translation adjustment                                            (31)        (31)
Comprehensive income                                                           -           -
    Loss for the period                                                        -
    Unrealized gain on marketable securities - net of tax of $21               -
Total comprehensive income (loss)                                                     (1,063)
                                                                     ---------------------------

Balance - September 30, 1999                                                 (52)      3,870
Issuance of shares for cash from exercised options                             -         265
Issuance of shares on business combinations (note 6)                           -      38,336
Issuance of shares and warrants to purchase assets (notes 11 and
    12)                                                                        -      11,375
Issuance of options to consultants                                             -         316
Exercise of debenture financing warrants                                       -       4,321
Private placement of 4,000,000 units (consisting of one common share and
    one half warrant) at Cdn. $2.50 per unit (note 14(e))                      -       6,243
Exercise of private placement warrants to common shares                        -         494
Compensation warrants on private placements (note 14(d) and (e))               -           -
Exercise of compensation warrants to common shares                             -         366
Shares issued for future services (note 11)                                    -       2,306
Private placement of 8,000,000 special warrants (each special warrant exercisable into one common share and one half warrant)
   at Cdn. $2.50 per special warrant                                           -      12,436
Exercise of private placement special warrants to common shares                -           -
Exercise of financing fee warrants to common shares                            -          67
Private placement of 2,000,000 common shares at $2.50 per share
    (note 13(b))                                                               -       5,000
Cumulative translation adjustment                                            215         215
Comprehensive income
    Loss for the year                                                          -           -
    Unrealized loss on marketable securities and cash equivalents              -           -
    Translation adjustment                                                     -     (70,560)
Total comprehensive income (loss) (note 14(f))
                                                                     ---------------------------
Balance - September 30, 2000                                                 163      15,050
                                                                     ===========================

       The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

(expressed in 000's of U.S. dollars)


                                                                        Year ended      Period from January 1         Year ended
                                                                       September 30,    1999 to September 30,        December 31,
                                                                           2000                 1999                     1998
                                                                             $                    $                       $
Cash flows from operating activities
Loss for the year                                                       (70,348)                (1,140)                 (897)
   Items not affecting cash
      Amortization of property, plant and equipment                         412                     53                     -
      Write-down of programming library, advances for
        future programming services, investment, barter
        credits and advances                                             10,574                     10                     -
      Travel product costs                                                  365                      -                     -
      Write-off and amortization of goodwill                             34,052                      -                     -
      Amortization of software and other assets                           3,879                      -                     -
      Interest accreted on convertible debentures (note
        13(b))                                                            1,678                    113                     -
      Amortization of deferred financing costs                              281                     18                     -
      Advances for programming library (note 11)                           (571)                     -                     -
      Stock-based compensation to consultants                               317                      -                     -
      Stock based compensation                                              210                      -                     -
      Gain on foreign exchange                                                -                      -                    21
      Loss from discontinued operations                                       -                     50                    58
      Extraordinary loss from repayment of debentures
        (note 13(a))                                                        727                      -                     -
      Income tax recovery                                                (3,746)                   (21)                    -
      Write-down of contract rights (note 12(b))                          7,013                      -                     -
   Net change in non-cash working capital items:                                                                           -
      Accounts receivable and prepaid expenses                            2,210                    (28)                  245
      Inventory and barter credits                                        1,049                      -                     -
      Marketable securities                                                  (8)                     -                     -
      Increase in security deposits                                        (878)                     -                     -
      Accounts payable and accrued liabilities                            1,118                    312                  (261)
      Due to related parties                                                565                      -                     -
      Customer deposits                                                    (719)                     -                     -
                                                               -------------------------------------------------------------
                                                                        (11,820)                  (633)                 (834)
                                                               -------------------------------------------------------------
Cash flows from investing activities
Cash paid for acquisitions - net (notes 6 and 12(b))                    (12,961)                     -                     -
Cash deposits on acquisitions (note 23(c))                                    -                 (5,195)                    -
Advances                                                                   (503)                     -                     -
Funds in trust                                                               14                      -                     -
Purchase of property, plant and equipment                                (2,007)                     -                     -
Investment (note 5)                                                      (6,360)                     -                     -
Investing activities from discontinued operations                             -                   (283)                    -
Proceeds from disposal of investment (note 5)                               750                      -                     -
                                                               -------------------------------------------------------------
                                                                        (21,067)                (5,478)                    -
                                                               -------------------------------------------------------------
Cash flows from financing activities
Bank indebtedness                                                          (396)                     -                     -
Proceeds from issuance of debentures (note 13(b))                         3,000                  8,129                     -
Issuance of notes payable (note 6(c))                                     1,000                      -                     -
Repayment of notes payable (note 6(c))                                   (1,000)                     -                     -
Costs on issuance of debentures (note 13(a))                                  -                   (719)                    -
Issuance of common shares                                                     -                    810                   324
Share issue costs                                                        (1,795)                   (17)                  (10)
Decrease in other liabilities                                                 -                      -                  (145)
Issue of special warrants (note 14(d))                                   13,520                      -                     -
Issue of equity units (note 14(e))                                        6,760                      -                     -
Private placement (note 13(b))                                            5,000                      -                     -
Exercises of options and warrants                                         5,513                    124                     -
Subscriptions received (note 14(f))                                       2,800                      -                     -
Repayment of debentures (note 13(a))                                     (1,697)                     -                     -
                                                               -------------------------------------------------------------
                                                                         32,705                  8,327                   169
                                                               -------------------------------------------------------------
Foreign exchange effect on cash                                             (31)                   (31)                   14
                                                               -------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                           (213)                 2,185                  (651)

Cash and cash equivalents - Beginning of year                             2,215                     30                   681
                                                               -------------------------------------------------------------
Cash and cash equivalents - End of year                                   2,002                  2,215                    30
                                                               =============================================================

       The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.

Consolidated Statementyearyear of Cash Flows ...continued
Supplemental Disclosure of Interest and Non-Cash Investing and Financing
 Activities
--------------------------------------------------------------------------------

(expressed in 000's of U.S. dollars)


                                                                        Year ended      Period from January 1         Year ended
                                                                       September 30,    1999 to September 30,        December 31,
                                                                           2000                 1999                     1998
                                                                             $                    $                       $
Supplemental Information

Interest paid                                                              909                      1                     -
Interest received                                                          252                      3                     -

Non-cash investing activities
Mineral property expenditures paid by issuing common
    shares                                                                   -                      -                    49
Common shares issued in connection with acquisition of
    subsidiaries                                                        38,336                      -                     -
Common shares issued in connection with acquisition of
    assets (notes 11 and 12)                                            11,285                      -                     -

Common shares issued for future programming services
    (note 11)                                                            2,915                      -                     -
Compensation warrants issued to agents in connection with
    private placements (note 14(e))                                        532                      -                     -
Compensation warrants issued to agents in connection with
    debenture financing (note 13(a))                                         -                    550                     -
Compensation special warrants issued to agents in
    connection with private placements (note 14(d))                      1,091                      -                     -
Compensation warrants issued to agents in connection with
    asset purchase
    (note 12)                                                               90                      -                     -


       The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)



1     Nature of operations and going concern

a)    Nature of operations

           travelbyus.com ltd. (formerly LatinGold Inc.) (the "company") is an integrated travel company providing consumers, primarily located in the United States, with various products including travel packages, cruises, discounted air fares and other services. These travel products are provided through various travel agencies some of which are owned by the company and a substantial number of which are considered member agencies under various programs offered by the company and the company's 800-i-TRAVEL call center and internet bookings engines. The majority of these travel products are provided on an agency basis from various travel providers. The company also provides products, marketing services and support to non-owned travel agencies, travel providers and other corporate customers. The company is in the process of developing a new travel magazine and television show which have not been launched as at September 30, 2000.

           The company was incorporated in 1986 under the Business Corporations Act (Ontario). The company was a precious metals exploration company until 1999 when it changed its business focus to the travel sector. In April 1999, the company discontinued its mining activities, and accordingly, its mining activities have been presented as discontinued operations. The company changed its name to travelbyus.com ltd. from LatinGold Inc. on June 11, 1999. In 1999, the company changed its year end to September 30.

           On January 24, 2001, the company completed a reverse take-over of Aviation Group, Inc. as further described in note 23(a). The name of Aviation Group, Inc. was changed to travelbyus, Inc. Shareholders of the company exchanged their shares in the company for exchangeable shares of the company on a one-for-one basis. All outstanding warrants, convertible instruments and other commitments to issue shares of travelbyus.com are exchangeable into exchangeable shares of travelbyus.com. The exchangeable shares are exchangeable at any time into shares of common stock of travelbyus, Inc. on the basis of five exchangeable shares for each share of common stock. As a result of the reverse takeover, the company became a subsidiary of travelbyus, Inc. and the holders of the exchangeable shares have an economic interest in travelbyus, Inc. See note 23 (a) for further description of terms and conditions of exchangeable shares and unaudited pro forma information about the combined companies.

           All share and per share information for the company in these financial statements is based on the share capital of the company prior to this merger except where otherwise noted. As a result of the merger, the shareholders of the company no longer have an effective interest in travelbyus.com and therefore the shareholders should refer to the financial statements of travelbyus, Inc.

b)    Going concern

           These financial statements have been prepared using generally accepted accounting principles ("GAAP") applicable to a going concern. The company incurred a net loss before write-off and amortization of goodwill of approximately $33,204,000 during the year ended September 30, 2000, and had an accumulated deficit of approximately $140,540,000 and a working capital deficiency of approximately $10,883,000 at the end of the fiscal year and continued to incur losses subsequent to the year end. The company used cash of approximately $11,820,000 to fund operations during the most recent year and continued to incur losses subsequent to the year end. In addition, substantially all of the company's assets are provided as security for various financings. Management estimates that financing facilities currently available are insufficient to maintain operations and repay obligations due or

                                                                             (1)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)

           coming due in the coming year and the company will require new sources of financing in order to continue its operations and satisfy its obligations in the normal course. Accordingly, the use of GAAP applicable to a going concern may not be appropriate because substantial doubt exists with respect to the company's ability to continue as a going concern.

           Management is addressing this situation by attempting to raise additional financing, by eliminating redundant and unnecessary costs following its recent acquisitions and by working to realize the revenue potential of its recent acquisitions and products and services. However, the company's current business model has a limited operating history and its recent acquisitions have yet to be fully integrated. Subsequent to year end, the company raised a total of $9,250,000 in various debt financings (note 23) and has signed a letter of intent and is undergoing due diligence with Amadeus NMC Holding, for financing which, in the opinion of management, would be sufficient to enable it to continue operations for the next fiscal year.

           Although there is no assurance that the company will be successful in these actions, management is confident that it will be able to secure the necessary financing and improvement in operating cash flow to enable it to continue as a going concern. Accordingly, these financial statements do not reflect adjustments to the carrying value of assets and liabilities, the estimated useful lives of assets, the reported revenues and expenses and balance sheet classifications used that would be necessary if the going concern assumption were not appropriate. Such adjustments could be material.

c)    Write-downs

           As a result of the going concern issues, continuing operating and cash flow losses and changes in economic and industry conditions, management has reviewed the carrying amount of long-lived assets including goodwill and determined that goodwill, investments in and advances to Aviation Group Inc., programming library and the wireless contract were impaired. The amount of impairment loss on goodwill amounted to $28,922,000 of which $13,405,000 related to the Travel operating segment, $15,404,000 related to the technology operating segment, and $113,000 related to other operating segment. The estimated net recoverable value of goodwill was determined based on an analysis of undiscounted expected future operating cash flows and residual values. In addition to goodwill, the impairment losses were recorded on the following assets: investments in and advances to Aviation Group Inc. (note 5); programming library (note 11), wireless contract (note 12(b)).

2     Summary of significant accounting policies

      The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. A summary of the significant accounting policies is set out below.

      Basis of consolidation

      The consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries.

                                                                             (2)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


      Business combinations

      Business combinations have been accounted for under the purchase method of accounting and therefore include the results of operations of the acquired business from the date of acquisition. Assets acquired and liabilities assumed are recorded at their fair values at the date of their acquisition.

      Use of estimates

      The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

      Cash and cash equivalents

      Cash and cash equivalents consist of balances with banks and investments in money market instruments with original maturities of less than 90 days.

      Inventory and barter credits

      Data storage systems are recorded at the lower of cost or estimated net realizable value. Cost includes direct materials, labour and an allocation of overhead, and is determined on a first-in, first-out basis.

      Media credits are recorded at the lower of carrying value or estimated net realizable value. Carrying value is determined as cost (the amount paid to the media company in exchange for the media credits). Where the media credits represent media availability which expires over time, cost is amortized on a straight-line basis over the time to expiry. Where the company incurs costs to prepare the media for use by the customer, the cost of these services is included in the carrying value of the media credits.

      Travel credits are recorded at the lower of cost and estimated net realizable value. As prescribed by EITF Abstract Issue No. 93-11, cost is determined as the carrying value of the media credits exchanged for travel credits on the basis that there is not persuasive evidence of the fair value of the media credits given up for the travel credits. The company does not record revenue on the exchange of media credits for travel credits.

      Revenue recognition

      The company recognizes revenue when all of the following criteria are met: persuasive evidence of an arrangement exists, the price of the products or services are fixed or determinable, the products have been delivered or service performed as further outlined below and collection is reasonably assured.

a)    Travel product sales and commissions

           Travel sales consist of revenues derived from the sale of travel products including airline tickets, hotel and vacation property accommodations, car rentals, vacation packages including cruises and tours, and volume bonuses and overrides from suppliers of these products.

                                                                             (3)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


           Where the company sells airline tickets or provides travel bookings as an agent, at prices determined by the supplier, commission revenue is recognized at the time the ticket is issued to the customer, which generally corresponds to the time the payment is processed, less an allowance for returns and cancellations based on the company's historical experience.

           Where the company acquires an inventory of travel services from airlines, hotels, vacation properties, car rental companies and vacation package providers and the company determines the selling price of these products, revenue for these services is recognized upon the customer's scheduled departure date. Travel product sales are recorded at the gross amount collected from the customer only where the company has acquired an inventory which is non-returnable and non-refundable and bears general inventory risk, has latitude in establishing pricing, bears credit risk and is the merchant of record. Where these conditions do not exist, sales are recorded at the amount paid by the customer net of the travel product costs.

           The company also earns commissions for booking accommodations and vehicle rentals, and receives certain volume bonuses and overrides from the travel product suppliers (overrides represent commissions earned on the basis of volumes). Revenues related to accommodations and vehicle rentals are recognized on the customers' scheduled departure dates. Volume bonus and override commission revenues are recognized as specified in the contractual arrangement when the specified targets have been achieved.

b)    Marketing program revenues

           The company provides retail travel agencies with access to certain travel product suppliers under preferred supplier agreements as well as administrative, website and marketing services. Under these associate marketing programs, the member agencies are charged an annual or monthly license fee. The license fees are recognized on a straight-line basis over the license period.

c)    Advertising revenues

           Advertising revenues are derived from travel product suppliers' advertising included in printed marketing and promotional materials prepared by the company and delivered to travel agents and customers. Advertising revenues are recognized at the time the marketing and promotional materials are distributed to the travel agents and customers. Costs of sales comprise the direct costs of developing and producing the marketing and promotional materials.

d)    Technology sales

           Revenue from the sales of computer data storage equipment is recognized upon delivery of the equipment.

e)    Television programming revenues

           Revenues from the license of television program material are recognized when the license period begins and all of the following conditions have been met: a) the license fee is known, b) the cost of the episodes provided under the license agreement is known or reasonably determinable, c) the episodes have been accepted by the licensee in accordance with the license agreement and d) the episodes are available for the first telecast.


                                                                             (4)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)

f)    Management fees

           Fees earned in connection with services provided to related parties (note 17(d)) are recognized when the related services are provided.

      Property, plant and equipment

      Property, plant and equipment are stated at cost less accumulated amortization. Amortization is recorded on a straight-line basis to amortize the cost of the capital assets over their estimated useful lives. Amortization rates are as follows:

           Automobiles                                                   5 years
           Office and computer equipment and
                furniture                                            5 - 7 years
           Manufacturing equipment                                       7 years
           Leasehold improvements                             over term of lease

      Goodwill

      Goodwill represents the excess of costs over amounts assigned to the net identifiable assets of acquired entities. The excess is amortized on a straight-line basis over three years, as determined by the expected period of benefit from each acquisition.

      In addition to the impairment policy for long-lived assets, the company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the goodwill on both an acquired business unit and overall enterprise level. If such circumstances arise, the company would use an estimate of the undiscounted value of the expected future operating cash flows and residual to determine whether the net carrying amount of the goodwill exceeds the estimated net recoverable amount.

      Other intangibles

      Proprietary software, trademarks, airline contracts, sales channels, workforce, and the agency network are being amortized on a straight-line basis over three years. The costs of acquiring the right to the 800-i-TRAVEL number are being amortized on a straight-line basis over five years.

      Impairment of long-lived assets

      The company reviews the carrying amount of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The determination of any impairment includes a comparison of future operating cash flows anticipated to result from the use of the asset to the net carrying value of the asset. In the event of a business combination, any goodwill arising in the transaction is included in the group of assets for the purpose of the recoverability tests, or is allocated to the individual assets being tested on a pro rata basis using the relative fair values of the long-lived assets acquired at the acquisition date. In instances where goodwill is identified with assets that are subject to an impairment loss, the carrying value of the goodwill is eliminated before making any reduction of the carrying amounts of impaired long-lived assets.

                                                                             (5)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)

      Programming library

      The costs to acquire television programming are capitalized and amortized in the same ratio that current gross revenues bear to anticipated total gross revenues. Estimates of anticipated total gross revenues are reviewed periodically and revised when necessary to reflect more current information. Where the carrying value of the unamortized costs exceeds the estimated net realizable value, the carrying value is written down to the net realizable value.

      Foreign currency translation

      The company has adopted the United States dollar as its reporting currency. The company uses the current rate method for translating financial statement amounts denominated in foreign currencies. Under this method assets and liabilities of operations where the currency is other than U.S. dollars are translated at the exchange rate at the balance sheet date. Revenues, costs and expenses of such operations are translated at the average rate of exchange prevailing during the period. Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at the transaction dates.

      Advertising costs

      The company accounts for advertising costs in accordance with AICPA Statement of Position 93-7, Reporting on Advertising Costs, whereby costs are generally expensed as incurred except for television and radio advertisements, which are expensed, including related production costs, the first time the advertising takes place.

      Stock-based compensation

      The company accounts for stock-based employee compensation arrangements using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations; accordingly, compensation cost of stock awards is measured as the excess, if any, of the quoted market price of the company's stock at the date of the grant over the option exercise price and is charged to operations over the vesting period.

      Income taxes

      The company follows the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The resulting changes in the net future income tax asset or liability are included in income. Future income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on future income tax rates is included in income in the period that includes the enactment date.

                                                                             (6)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)

      Loss per share

      Basic loss per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Common shares outstanding include shares issuable for little or no cash consideration and for which all necessary conditions have been satisfied. Diluted loss per share is computed using the treasury stock method by including other potential common stock from exercise of stock options and warrants in the weighted average number of common shares outstanding for a period, if dilutive.

      The following table sets forth the computation of loss per share before consolidation:


                                                                                            Period from
                                                                                             January 1,
                                                                       Year ended              1999 to              Year ended
                                                                      September 30,         September 30,          December 31,
                                                                          2000                  1999                   1998
                                                                            $                     $                      $
           Loss for the period                                          (70,348)                (1,140)                 (897)
                                                                   =========================================================

           Weighted average number of shares outstanding
                Common shares                                        70,086,465             31,781,090            19,400,822
                Special warrants                                      5,985,242                      -                     -
                                                                   ---------------------------------------------------------
                                                                     76,071,707             31,781,090            19,400,822
                                                                   =========================================================

           Basic and diluted loss per common share                        (0.92)                 (0.19)                (0.05)
                                                                   =========================================================

           As a result of the business combination with Aviation Group, Inc. as described in notes 1(a) and 23(a), a consolidation of shares will occur when the exchangeable shares are tendered for travelbyus, Inc.
           common shares. Accordingly, the loss per share has been adjusted for all prior periods on the basis of the five for one consolidation.


           Consolidated weighted average number of shares
              outstanding (note 1(a))                                15,214,341              6,356,218             3,880,164
                                                                   =========================================================

           Consolidated basic and diluted loss per common
              share (note 1(a))                                           (4.62)                 (0.19)                (0.24)
                                                                   =========================================================


      Diluted loss per common share excludes a maximum of 24,764,032 (4,952,806 additional shares after consolidation) additional common shares issuable pursuant various option, warrant, debenture and acquisition agreements and subsequent to the year end the company issued or agreed to allow the issue of shares pursuant to various agreements (notes 13, 16 and 23).

                                                                             (7)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


      Change in reporting currency

      The consolidated financial statements of the company have historically been expressed in Canadian dollars. During the year the company has adopted the U.S. dollar as its reporting currency for the consolidated financial statements.

      As the company's functional currency is the Canadian dollar, the consolidated financial statements for 2000 have been translated using the current rate method. The comparative financial information for the fiscal years ended September 30, 1999 and 1998 have been restated in U.S. dollars using a translation method of convenience.

      Change in accounting policy

      During the year ended September 30, 2000 the company adopted the accounting guidance set out by the American Institute of Certified Public Accountants in Statement of Position 00-2, Accounting by Producers or Distributors of Films. The write-down of the programming library during the year ended September 30, 2000 (note 11) was determined in accordance with this guidance. This change in accounting policy had no effect on the current period as the company only acquired the film assets (note 11) during the year.

      New accounting pronouncements

      On June 15, 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"). FAS 133, as subsequently amended, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (October 1, 2000 for the company). FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. As management of the company does not currently use derivative instruments, the adoption of FAS 133 is not expected to have a significant effect on the company's results of operations or its financial position.

3     Bank indebtedness

      A Canadian subsidiary of the company has an operating line of credit available of approximately U.S. $431,000 (Cdn. $650,000), bearing interest at the bank's prime lending rate plus 2.5%. Bank indebtedness drawn against this line of credit is payable on demand and is secured by a general security agreement covering all of the subsidiary's assets other than real property and Export Development Corp. insurance coverage on certain accounts receivable as well as by a general corporate level guarantee. During the year, the bank (and the company) terminated the facility and the subsidiary has agreed to repay the line by paying $43,000 per month including interest on the outstanding balance at the bank's prime lending rate plus 2.5%. As at September 30, 2000, $128,000 was outstanding.

      A U.S. subsidiary of the company has an operating line of credit available of $250,000, bearing interest at 10.5%. Bank indebtedness drawn against this line of credit is payable on demand and is secured by a general


                                                                             (8)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)

      security agreement covering all of the subsidiaries assets other than real property. As at September 30, 2000, $150,000 has been drawn against this facility.

4     Marketable securities

      Marketable securities are considered available-for-sale and are stated at market value. Unrealized holding gains and losses are excluded from earnings and reported in a separate component of shareholders' equity. At September 30, 2000 the company held 639,912 (September 30, 1999 - 639,912; December 31, 1998 - 639,912) common shares of Scorpion Minerals Inc.
      ("Scorpion"), a company related by virtue of a director in common. At September 30, 2000, the cost of these marketable securities was $153,000 (September 30, 1999 - $153,000; December 31, 1998 - $153,000).

5     Balance sheet components

      Accounts receivable and prepaid expenses

                                                    2000                   1999
                                                      $                      $

      Trade receivables                             2,183                    2
      Less:  Allowance for doubtful accounts         (288)                   -
      Other accounts receivable                       300                   26
                                                  ----------------------------

                                                    2,195                   28
      Prepaid expenses                                370                    6
                                                  ----------------------------

                                                    2,565                   34
                                                  ============================

      Inventory and barter credits

      Data storage systems                            357                    -
      Media credits                                    14                    -
      Travel credits                                  130                    -
                                                  ----------------------------

                                                      501                    -
                                                  ============================

      Data storage systems comprise three major types of products: disk systems, optical mediums (CD and DVD servers), and tape back-up products. There are substantially no raw materials or work in process.

      Investments in and advances to Aviation Group, Inc.

      In connection with the business combination with Aviation Group, Inc. ("Aviation Group") (note 23(a)), the company has invested $5,000,000 in Aviation Group through the purchase of 500 shares of non-voting Series B 12% cumulative preferred stock from Aviation Group at $10,000 per share liquidation value, the proceeds of which were used, in part, by Aviation


                                                                             (9)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


      Group to acquire Global Leisure Travel, Inc. ("Global Leisure"). In addition, $1,360,000 was advanced during the year to Aviation Group for working capital purposes. The advance is non-interest bearing.

      During the year ended September 30, 2000, 75 shares of non-voting Series B 12% cumulative preferred stock were sold to Doerge Capital Management (note 16(b)) for proceeds of $750,000. Subsequent to the year ended September 30, 2000, an additional 75 shares were sold for proceeds of $750,000. As at September 30, 2000, the company has written down its investment in the preferred shares of Aviation Group to $750,000 and recorded an allowance for credit losses against the advances amounting to $1,360,000. No dividends or interest income were recognized related to these amounts.

      Accounts payable and accrued liabilities

                                               2000                  1999
                                                 $                     $

      Trade accounts payable                  2,766                   138
      Accrued interest                          110                    62
      Accrued lease liability                    31                     -
      Accrued payroll                           515                     -
      Accrued professional fees                 210                     -
      Income tax payable                        291                     -
      Other liabilities                         561                     6
                                           ------------------------------
                                              4,484                   206
                                           ==============================

      Advances

      During the year ended September 30, 2000, the company received advances in the amount of $2,800,000 from certain investors related to Aviation Group and Global Leisure (note 23(a)) on the understanding that these advances would be applied towards a private placement subscription. Subsequent to year end, the company agreed to issue 1,302,326 common shares at $2.15 per share to these investors pursuant to subscription agreements entered into subsequent to year end.

6     Acquisitions

      All per share prices indicated for the various acquisitions outlined below reflect the market value of the shares at the date of announcement of the respective transactions, except where the purchase agreement contains provisions guaranteeing the value of total share consideration subsequent to the completion date. These values have been used to account for these transactions by the purchase method, with effect from the completion dates indicated.


                                                                            (10)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)



a) Mr. Cheaps Travel Ltd. ("Mr. Cheaps Travel") and Gotham Media Group Ltd. ("Gotham Media Group")

           On October 4, 1999, the company acquired all of the outstanding shares of Mr. Cheaps Travel and Gotham Media Group (companies under common control and management) for aggregate consideration of $3,887,000 consisting of $3,067,000 ($3,000,000 cash and costs of acquisition of $67,000) and 2,000,000 common shares at $0.41 (Cdn $0.61) per share. A finder's fee of 150,000 common shares at $0.41 (Cdn $0.61) per share was paid to an officer of the company. The finder's fee has been accounted for as stock-based compensation and included in general and administration expense. The company acquired $1,544,000 of assets and assumed $242,000 of liabilities. Goodwill arising from this acquisition is being amortized over three years.

           Mr. Cheaps Travel is a travel agency specializing in discount and last minute airfares. Gotham Media Group acquires the rights to outdoor billboards, radio, television and print advertising which it exchanges with its airline and hotel clients in return for travel credits to be applied toward the purchase of travel products. Both of the companies are based near Portland, Oregon.

b)         International Tours Inc.,  IT Cruise Inc.  and GalaxSea  Cruises  and
           Tours, Inc.

           On October  13,  1999,  the  company  acquired  the travel  marketing operations of International Tours, Inc., the cruise-only marketing operations of GalaxSea Cruises and Tours, Inc. and all of the shares of IT Cruise Inc. for aggregate consideration of $2,515,000 consisting of $2,105,000 ($2,050,000 cash and costs of acquisition of $55,000) and 1,000,000 common shares at $0.41 (Cdn $0.61) per share.
           Assets with a fair value of approximately $2,341,000 including the fair value of the agency network of $1,742,000 were acquired. Goodwill arising from this acquisition is being amortized over three years. All of the companies are based in Dallas, Texas. International Tours, Inc. maintains a network of affiliated travel agencies in the United States, and GalaxSea Cruises and Tours, Inc. maintains a network of affiliated cruise-only offices.

c)         Express Vacations, LLC ("Express Vacations")

           On November 1, 1999, the company acquired Express Vacations, a vacation package wholesaler in Reno, Nevada, for aggregate consideration of $3,710,000 consisting of $1,048,000 ($1,000,000 cash and costs of acquisition of $48,000), $1,000,000 in short-term promissory notes which were paid shortly after closing, 3,462,000 common shares at $0.46 (Cdn $0.68) per share, and a finder's fee of 150,000 common shares at $0.46 (Cdn $0.68) per share which was paid to a third party. The company acquired $1,469,000 of assets and assumed $1,365,000 of liabilities. Subsequent to the acquisition, Express was unable to renew certain key agreements with airlines as the air service to certain destinations (note 1(b)). As a consequence, management has determined that the future cash flows from the Express business were less than the unamortized carrying value of the long-lived assets acquired and has written down the goodwill balance of $2,507,000.

d)         Legacy Storage Systems Corp. ("Legacy")

           On December 1, 1999, the company acquired all of the outstanding common shares of Legacy for aggregate consideration of $1,263,000 consisting of $112,000 ($95,000 cash and costs of acquisition of $17,000) and 3,028,000 common shares at $0.38 (Cdn $0.56) per share.
           The company  acquired  $1,150,000  of assets and assumed  $755,000 of


                                                                            (11)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


           liabilities. Goodwill arising from this acquisition is being amortized over three years. Legacy designs and sells data storage systems and is based in Markham, Ontario. Subsequent to the acquisition, several key employees were released from the company and the web development office in Florida was closed (note 1(b)). As a consequence, management has determined that the future cash flows from the Legacy business were less than the unamortized carrying value of the long-lived assets acquired and has written down the balance of goodwill of $627,000.

e)         Cheap Seats Inc. ("Cheap Seats")

           On January 6, 2000, the company acquired all of the outstanding shares of Cheap Seats, a Los Angeles based airfare consolidator. The company acquired $10,002,000 of assets consisting primarily of airline relationships with a fair value of $6,732,000 (note 12) and $3,178,000 of liabilities. Goodwill arising from this acquisition and intangible assets acquired are being amortized over three years. The terms of the agreement include total consideration of $9,942,000 consisting of $4,392,000 ($4,337,000 cash and costs of acquisition of $55,000) and 5,000,000 common shares at $1.11 (Cdn $1.61) per share.
           At the time of closing, the company paid $5,000,000 in cash and the vendors advanced $500,000 to Cheap Seats pending resolution of certain working capital adjustments. Certain capital adjustments, as agreed with the vendors, resulted in a reduction of the purchase price by $663,000 which was applied to reduce goodwill. The company has determined that $2,500,000 of the purchase consideration paid, is returnable in accordance with a formula contained in the purchase agreement based on Cheap Seats' pre-tax net income for the twelve-month period ended November 30, 1999. This amount has been recorded as a non-current other receivable and has been applied to reduce goodwill. The purchase price may also be increased by up to $4,000,000 based on the increase in certain gross revenues for the period from October 1, 1999 to September 30, 2002, calculated in accordance with the terms of the agreement. The vendors have agreed to apply the $2,500,000 price adjustment noted above against any payment owing for the increase in gross revenues.

f)         Bell Travel Systems ("Bell Travel")

           On April 3, 2000, the company acquired all of the assets of Bell Travel Systems, a travel agent consortium based in Scotts Valley, California. Under the terms of the agreement, the company paid aggregate consideration of $3,718,000 consisting of $1,936,000 ($1,900,000 in cash and costs of acquisition of $36,000) and 690,558 common shares at $2.58 (Cdn $3.80) per share. The company acquired $1,823,000 of assets including the fair value of the agency network of $1,623,000, and assumed no liabilities. The difference between purchase price and fair value of assets acquired is allocated to goodwill and is being amortized over three years.

g)         Cruise Shoppes America, Ltd. ("Cruise Shoppes")

           On April 4, 2000, the company acquired all of the outstanding shares of Cruise Shoppes for aggregate consideration of $9,038,000 consisting of $1,836,000 ($1,800,000 in cash and costs of acquisition of $36,000) and 2,619,000 common shares at $2.75 (Cdn $4.00) per share with the number of shares subject to adjustment based on the trading price of the common shares on July 5, 2000. Subsequent to July 5, 2000, an additional 2,541,591 common shares were issued pursuant to the adjustment clause contained in the purchase agreement to maintain the value of total consideration at $9,002,000. The company acquired $4,477,000 in assets consisting primarily of an agency network with a fair value of $1,765,000 and $1,742,000 in liabilities. Goodwill arising from the acquisition is being amortized over three years.

                                                                            (12)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


h)         Epoch Technology, Inc. ("Epoch")

           On May 23, 2000, the company acquired Epoch, a tour wholesale software development company based in Dallas, Texas. Under the terms of the agreement, the company paid aggregate consideration of $10,231,000 consisting of $2,031,000 ($2,000,000 in cash and costs of acquisition of $31,000) and 3,280,000 common shares at $2.50 per share. Per the terms of the purchase agreement, the share consideration is subject to adjustment based on the price of the common shares of the company on August 22, 2000 up to a maximum of 3,280,000 common shares. On September 25, 2000, the company issued 3,280,000 additional shares. The company acquired $5,662,000 in assets consisting primarily of proprietary software rights with a fair value of $5,188,000 (note 12) and $1,919,000 in liabilities. Goodwill arising from this acquisition is being amortized over three years. To complete the acquisition, the company borrowed $1,975,000 from Aviation Group under a 12% note due February 28, 2001, or earlier, in certain events. This note payable has been repaid as at September 30, 2000. Aviation Group obtained the funds for this note from a $3,000,000 loan that has been guaranteed by the company.

i)         Prosoft Corporation ("Prosoft")

           On September 14, 2000, the company acquired all of the issued and outstanding shares of ProSoft for aggregate consideration of $2,994,000 consisting of costs of acquisition of $27,000 and 1,260,000 common shares at a deemed value of $2,967,000. An additional 420,000 common shares are contingently issuable subject to the completion of the vendors' two year employment contracts. The value of these contingently issuable shares is being recorded as compensation expense over the two-year employment term. If the employment contracts are terminated under the terms of the employment agreements or a resignation is tendered before the two-year term, the applicable affected vendor will not receive his share of the pro rata contingent common shares. The initial shares to be paid on closing and the 420,000 contingently issuable shares are adjustable based on the price of the company's shares on December 15, 2000. The share consideration was valued for purchase accounting as the maximum number of shares issuable under the agreement at the completion day price of $1.18 per share or $2,967,000 as this value is less than the otherwise guaranteed minimum value of the shares contemplated in the agreement. On December 15, 2000, 1,260,000 additional shares were determined to be issuable in accordance with the terms of the agreement. The company acquired $1,320,000 in assets and $965,000 in liabilities. Also, in connection with this transaction, the company issued 450,000 options to purchase common shares at a price of Cdn $1.70 per share for a period of three years and which vest one-third annually. Prosoft is a custom software programming company located in San Diego, California. Prosoft also holds 12% of the outstanding shares of SiteRabbit.com Inc. (note 6(j)).

j)         SiteRabbit.com, Inc. ("SiteRabbit.com")

           On September 14, 2000 the company acquired the remaining issued and outstanding shares of SiteRabbit.com for aggregate consideration of $8,403,000 consisting of costs of acquisition of $27,000 and 3,557,712 common shares at a deemed value of $8,376,000. The number of shares was adjustable based on the price of the company's shares on December 15, 2000. The share consideration was valued for purchase accounting as the maximum number of shares issuable under the agreement at the completion day price of $1.18 per share or $8,376,000 as this value is less than the otherwise guaranteed minimum value of the shares contemplated in the agreement. On December 15, 2000, 3,557,712 additional shares were determined to be issuable in accordance with the terms of the agreement. The company acquired $4,328,000 in assets consisting primarily of $3,744,000 in

                                                                            (13)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)

           proprietary software (note 12) and $2,207,000 in liabilities. Also, in connection with this acquisition, the company issued 669,000 options to purchase common shares at a price of Cdn $1.70 per share for a period of three years. Of these options, 50% vest immediately and the fair value is included in the purchase price. The fair value of the remainder will be accounted for as employee stock options. During the year, the company advanced SiteRabbit.com $100,000 to be used for software development and working capital. SiteRabbit.com predominantly develops and markets internet based application service products and is in the development stage. The goodwill arising from this acquisition and the intangible assets acquired are being amortized over three years.

      Details of the fair value of net assets acquired and consideration given for the acquisitions, in aggregate, during the period since September 30, 1999 are as follows:

                                                                           $

      Net non-cash assets acquired - at fair market values
          Assets acquired                                                34,027
          Liabilities assumed                                           (12,373)
          Less:  Cash of acquired operations                               (778)
                                                                       --------

      Net non-cash assets acquired                                       20,876
      Excess of cost of net assets over assigned value
          Goodwill                                                       34,052
                                                                       --------

                                                                         54,928
                                                                       ========


      Cash consideration (including costs of acquisition)                16,577
      Promissory notes                                                    1,000
      Share capital issued                                               38,129
      Less:  Cash of acquired operations                                   (778)
                                                                       --------

                                                                         54,928
                                                                       ========

      All acquisitions are accounted for using the purchase method and the results of operations of each entity acquired are included from the date of acquisition.

      The unaudited pro forma consolidated revenues, loss and basic and diluted loss per share for the year ended September 30, 2000 are $18,590,000, ($67,385,000) and ($0.80), respectively, presented as if the acquisition of Mr. Cheaps Travel and Gotham Media Group, International Tours Inc., IT Cruise Inc. and GalaxSea Cruises and Tours, Inc., Express Vacations, Legacy, Cheap Seats, Bell Travel, Cruise Shoppes, Epoch, Prosoft and
      SiteRabbit had occurred on October 1, 1999. This summarized information does not purport to be indicative of what would have occurred had the acquisitions actually been made as of such dates or of results which may occur in the future.

      The unaudited pro forma consolidated revenues, income and basic and diluted earnings per share for the year ended September 30, 1999 are $29,765,000, $(11,115,000) and $(0.17), respectively, presented as if the acquisition of Mr. Cheaps Travel and Gotham Media Group, International Tours, Inc., IT Cruise Inc. and GalaxSea Cruises and Tours, Inc., Express


                                                                            (14)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


      Vacations, Legacy, Cheap Seats, Bell Travel, Cruise Shoppes, Epoch, Prosoft and Site Rabbit had occurred on October 1, 1998. This summarized information does not purport to be indicative of what would have occurred had the acquisitions actually been made as of such dates or of results which may occur in the future.

7     Advances and other receivables

      In connection with the acquisition of Cheap Seats, the company is entitled to a return of $2,500,000 of the purchase consideration, which has not yet been returned pending resolution of any further amounts contingently due to the vendors (note 6(e)).

      During the year ended September 30, 2000, the company advanced a total of $500,000 to a travel agency. These advances are unsecured and bear interest at 10% per annum and are due and payable in the event the company does not acquire the travel agency. Negotiations are currently continuing with management, shareholders and creditors of the travel agency, however, no agreement has been reached and there is no assurance an agreement will be reached. The travel agency has certain financial constraints and has not paid any interest on the loan, accordingly, the company has made an allowance of $500,000 and no interest income has been recognized.

      The balance of advances relates to other potential acquisitions and business arrangements (note 16(a)) being investigated by the company.

8     Cash deposits for acquisitions

      As at September 30, 1999, $4,898,000 was held by the company's lawyers in trust for the company's acquisitions of Mr. Cheaps Travel, Gotham Media Group, International Tours, Inc., IT Cruise Inc. and GalaxSea Cruises and Tours, Inc.

9     Security deposits

      As at September 30, 2000, letters of credit totalling $452,000 have been issued to various hotels. These letters of credit are required as security under certain hotel agreements. During the year ended September 30, 2000, $nil has been drawn against these letters of credit. As at September 30, 2000, $386,000 has been deposited as security for these letter of credit agreements.

      In addition, $134,000 represents the amount held as security for an irrevocable letter of credit issued to the Airline Reporting Corporation ("ARC") to comply with the applicable regulations for travel agencies in the United States. During the period, $400,000 was remitted to the company's merchant bank card processor to be held as a deposit. The remaining balance of $98,000 consists of customer deposits held in trust for remittance to cruise lines.


                                                                            (15)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)



10    Property, plant and equipment

      Property, plant and equipment consist of the following:


                                                                                                                       2000
                                                               ----------------------------------------------------------------
                                                                                               Accumulated
                                                                          Cost                amortization              Net
                                                                            $                       $                    $
      Automobiles                                                            40                     10                    30
      Office and computer equipment and furniture                         3,210                    743                 2,467
      Manufacturing equipment                                                77                     33                    44
      Leasehold improvements                                                253                     65                   188
                                                               ----------------------------------------------------------------

                                                                          3,580                    851                 2,729
                                                               ================================================================

                                                                                                                       1999
                                                               ----------------------------------------------------------------
                                                                                               Accumulated
                                                                          Cost                amortization              Net
                                                                            $                       $                    $

      Office and computer equipment and furniture                            56                      3                    53
                                                               ================================================================


11    Programming library

      On November 15, 1999, the company acquired 120 episodes of the television program "The Travel Magazine", except for certain home video rights and television distribution agency rights, for an aggregate consideration of $3,422,000 paid by the issuance of 2,855,883 common shares at $1.16 (Cdn $1.75) per share. All programming contained in this library consists of completed episodes.

      Pursuant to an agreement dated October 1, 1999, as amended on January 21, 2000, the company entered into an arrangement to acquire 130 future episodes of "The Travel Magazine" to be produced over the next 24 months. The company issued 1,146,497 shares at $2.76 (Cdn $4.13) per share to First Property Holdings Inc. Under the agreement the company must pay a further $1,800,000 in cash only upon delivery of the 40 new episodes which is non-refundable. The company paid $300,000 of this amount during the period. After receiving the first 40 future episodes, the company has the right to terminate the arrangement. If the company does not terminate the arrangement, the company will be committed to acquire the remaining 90 episodes for $50,000 per episode or $4,500,000 in aggregate.

      During the year ended September 30, 2000, the company received thirteen episodes and reclassified $1,149,000 from advances for programming services to programming library. Subsequent to the year end, the company received the balance of the first 40 episodes.


                                                                            (16)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)

      The costs capitalized to date are categorized as follows:

                                                                                                  2000                   1999
                                                                                                    $                      $
           Completed programs - released                                                         1,203                     -
           Advances for future programming services - in development                               609                     -
                                                                                                 ---------------------------
                                                                                                 1,812                     -
                                                                                                 ===========================

      The company's policy is to amortize capitalized costs for these episodes using the ratio that current gross revenues, from licensing for broadcast, bears to the estimated unrecognized ultimate gross revenues as of the beginning of the year. No revenue has been earned to September 30, 2000 from this programming library. Expected amortization for the next twelve months is $147,000 and the total expected amortization for the next three years is $1,121,000. In addition, it is expected that amortization of 80% of the capitalized cost at September 30, 2000 will be reached in 2004. It is reasonably possible that those estimates of anticipated future gross revenues will be significantly reduced in the near term. Delays in completion of episodes and other factors may indicate that the costs of the episodes exceed the fair value of such episodes. Further, the company may decide not to acquire the additional 90 episodes. As a result, the carrying amount of the programming library and the advances may be reduced materially in the near term.

      The  amount  recorded  as  advances  for  programming   services  will  be
      reclassified as programming library based on the program costs per episode upon receipt of each episode.

      The company has assessed the estimated fair value of the programming library and future programming services and determined those amounts to be impaired. The Company has written down the carrying values by $5,381,000 to the estimated fair value. These write-downs were based on the Company's estimate of the fair values of the episodes received during the year and the Company's estimate of the fair value of future services to be received. If the company does not terminate the arrangement, the company will be committed to acquire the remaining 90 episodes for $50,000 per episode or $4,500,000 in aggregate.

                                                                            (17)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)



12   Software and other assets


                                                                                                      2000              1999
                                                       ------------------------------------------------------ -----------------
                                                                                 Accumulated
                                                                                amortization
                                                                                    and
                                                                 Cost            write-down             Net               Net
                                                                    $                 $                  $                 $
      Proprietary software (note 6(h) and (j))                   8,932               590              8,342                 -
      800-i-TRAVEL                                                 910                46                864                 -
      Trademarks                                                   550                99                451                 -
      Agency network (note 6(b), (f) and (g))                    5,123             1,147              3,976                 -
      Airline relationships (note 6(e))                          6,730             1,661              5,069                 -
      Assembled workforce, management contracts and
           other                                                 2,823               336              2,487                 -
      Contract rights (note 12(b))                               7,013             7,013                  -                 -
                                                               --------------------------------------------------------------
                                                                32,081            10,892             21,189                 -
                                                               ==============================================================

a) On December 7, 1999, the company acquired the right to the 800-i-TRAVEL numbers and a system which utilizes a telephone switching technology that will route customers' calls to their closest member travel agency or to the company's call center. The vendor, a U.S. partnership which included a former officer of the company, was paid 350,000 common shares at $2.35 (Cdn $3.46) per share and warrants to purchase 50,000 common shares at $1.00 per share. The warrants are exercisable only upon certain performance conditions and expire on December 7, 2002 (fair value of $89,000). Performance criteria are fulfilled if certain minimum numbers of customer calls to the two 1-800 numbers have been achieved prior to May 2001 or the average trading price of the company's common shares during November 2000, had been at least $4.00 per common share, which it was not. In addition, the vendors will receive a royalty of $0.10 per call for a period of 48 months to commence once the company's network of member agents are linked to the system. No royalties have been paid or are payable to September 30, 2000. In the event that certain performance criteria are not fulfilled, the vendors may exercise an automatic right to re-acquire the right to the numbers and system for no consideration. If the company determines that it no longer seeks to utilize these numbers and system, the company has the right to transfer the numbers and system back to the vendors for no consideration. As at September 30, 2000, the performance criteria noted above have not yet been fulfilled. Accordingly, measurement uncertainty is considered to exist with respect to the recoverability of the carrying value of this asset. A more definitive assessment will be made in due course.

b) On July 20, 2000, the company acquired the rights to a wireless contract through the purchase of all of the issued and outstanding shares of Muffin Communications Ltd., an inactive company, for aggregate consideration of $7,013,000 consisting of $300,000 cash and costs of acquisition of $13,000, and 1,000,000 common shares at the guaranteed price of $6.70 per common share. Per the terms of the agreement, the share consideration was subject to adjustment based on the price of the common shares of the company on December 15, 2000. Because the market value of the stock at December 15, 2000 was below the guaranteed price of $6.70, additional shares will be issued or cash will be paid to maintain the value of share consideration at $6,700,000. The combination of shares and/or cash in respect of this adjustment may be determined by the company.


                                                                            (18)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)

           Due to the significant uncertainty about the level of revenues expected to be derived from the underlying wireless customer base, the company has written-off the costs associated with the acquisition of the wireless contract in the current period. Management is currently in negotiations with the vendor as to the required number of shares and amount of cash required to compensate the vendor. Subsequent to September 30, 2000, the Company has accrued for $6,310,000 as a contingency as the Company's share price was below the guaranteed value of $6.70 per share.


c) The recoverability of the carrying value of software and other assets is subject to significant uncertainty (note 1(b)). Management's estimates of recoverable amounts are subject to change in the near term and these revised estimates may indicate that the unamortized costs exceed the estimated recoverable amounts. As a result, the carrying value of the amounts recorded in software and other assets may be reduced materially in the near term. In addition, the estimates of the useful lives of the respective assets may change.

13   Debentures

     a)    Senior redeemable debentures and deferred financing costs

           As at September 9, 1999, the company issued 12.5% senior redeemable debentures for gross proceeds of $8,130,000 (Cdn. $11,950,000). The debentures earn interest at 12.5% per annum, payable semi-annually, and mature on September 9, 2001. The company may repay the debentures at any time. A senior fixed and floating charge covering all assets of the company has been granted as security.

           Attached to each $1,000 debenture were warrants to purchase 800 common shares at $0.46 (Cdn $0.68) per common share. The warrants expire at the earlier of September 9, 2001 and ten days following notice by the company of an amended expiry date. The company has the right to amend the expiry at any time that the daily closing price of the company's common shares has exceeded $0.93 (Cdn. $1.36) for a period of ten trading days. In September 2000, the company exercised its right to accelerate the expiry date of the warrants. As at September 30, 2000, all but 200,000 share purchase warrants were exercised. In October 2000, the remaining warrants were exercised.

           The proceeds received on the debentures have been allocated to the debentures and the warrants based on the relative fair values of the respective instruments. The debentures were initially recorded at $4,140,000 and the warrants at $3,989,000. The discount on the debenture resulted in an effective annual rate of approximately 40% and is being accreted over the term of the debenture.

           Costs related to the issuance of the debentures and warrants amounted to $1,270,000, which has been allocated to deferred financing costs and warrants in the amounts of $647,000 and $623,000, respectively, based on the relative fair values of the two instruments. Included in costs related to issuance is the amount of $550,000 related to 700,270 share purchase warrants issued to the agents as an 8% commission based on an estimated fair value of $0.785 warrant. The warrants are to purchase 700,270 common shares at $0.46 (Cdn $0.68) per share and expire on September 9, 2001.

           On March 9, 2000, the company repaid debentures with a face value of $1,697,000 for aggregate consideration of $1,697,000. The settlement resulted in an extraordinary loss of $727,000 based on a carrying

                                                                            (19)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


          value for a proportionate share of the debt on the settlement day of $970,000 and a proportionate share of deferred financing costs of $108,000.

     b)   Convertible debenture

          During June 2000, the company completed a private placement of 2,000,000 common shares at $2.50 per share for proceeds of $5,000,000 from Travel24.com. Travel24.com also invested $3,000,000 in a convertible, callable, redeemable, secured debenture due on June 16, 2002 with interest payments payable quarterly in arrears at LIBOR plus 1% until such time that the debenture is paid in full. This debenture is convertible at the option of the holder, at any time, for such number of common shares of the company that is determined by dividing the outstanding principal amount by $3.00 (note 1a). The effective interest rate on this debenture, taking into account the estimated value of the conversion feature based on the amended conversion price, is approximately 20%. Subsequent to year end, a further $750,000 was borrowed from Travel24.com and the conversion price for the total amount borrowed was reduced to $2.00 per share.

14   Capital stock

     a) On May 14, 1998, the company completed a private placement of 4,000,000 common shares at $0.08 (Cdn. $0.12) per share for proceeds of $321,000 (net of costs of $11,000) (note 1a).

     b) During the period ended September 30, 1999, the company completed a private placement of 20,000,000 common shares at $0.04 (Cdn. $0.06) per share for gross proceeds of $810,000 (net proceeds $793,000).

     c) On September 9, 1999, the company issued warrants to purchase a total of 10,260,270 common shares at $0.46 (Cdn. $0.68) per share in connection with the debenture financing (note 13(a)). These warrants expire on September 9, 2001. As of September 30, 2000, 752,770 of the warrants were outstanding.

     d) On December 21, 1999, the company completed a private placement of 8,000,000 special warrants at a price of $1.69 (Cdn. $2.50) per special warrant for proceeds of $12,436,000 (net of costs of $1,084,000 excluding cost of compensation warrants), each special warrant being exchangeable, without additional consideration, into one common share and one half of a share purchase warrant, each whole warrant entitling the holder to purchase an additional common share for a price of $2.37 (Cdn $3.50) per share for a period of 15 months. The company filed a preliminary prospectus to qualify the common shares and share purchase warrants issuable upon exercise of the special warrants offering in March 2000. Since receipts for a final prospectus qualifying the issuance of the common shares and share purchase warrants were not issued by applicable regulatory authorities within 180 days of the closing of the special warrant offering, holders of the outstanding special warrants are entitled to receive
          1.1 common shares (in lieu of one common share) upon the exercise of each special warrant. The agents were paid a commission of 7% of the gross proceeds of the special warrant offering together with compensation warrants entitling the agents to purchase that number of common shares equal to 10% of the number of special warrants placed at a price of $1.69 (Cdn $2.50) per share for a period of 15 months from the closing of the offering.

          During the period, holders of special warrants exercised 1,007,000 special warrants into 1,077,700 common shares and 503,500 common share purchase warrants (note 1a). Of the 1,007,000 special warrants exercised, 707,000 were entitled to receive 1.1 common shares as they were exercised after the 180 day term. In December 2000, the remaining special warrants were exercised into 7,692,300 common shares and 3,496,500 common share purchase warrants (note 1a).


                                                                            (20)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


     e) On December 21, 1999, the company completed a private placement of 4,000,000 units at a price of $1.69 (Cdn $2.50) per unit for proceeds of $6,243,000 (net of costs of $520,000, excluding cost of compensation warrants), each unit consisting of one common share and one half of a share purchase warrant, each whole warrant entitling the holder to purchase an additional common share at a price of $2.37 (Cdn $3.50) for a period of 15 months. The agent was paid a commission of 10% of gross proceeds together with warrants to purchase that number of common shares equal to 10% of the number of units placed at a price of $1.69 (Cdn $2.50) per share for a period of 15 months (400,000 warrants). As of September 30, 2000, 1,793,250 of the warrants at $2.37 (Cdn $3.50) per share and 185,000 of the warrants at $1.69 (Cdn $2.50) per share were outstanding (note 1a).

     f) The ending accumulated other comprehensive income balance of $(306,000) (1999 - $94,000) consists of an accumulated unrealized loss on marketable securities of $156,000 (1999 - $94,000), and an accumulated unrealized foreign exchange translation adjustment of $(150,000) (1999 - $nil).

15    Income taxes

      The company is subject to U.S. federal and state income taxes in the U.S. and Canadian federal and provincial taxes in Canada.

      The loss from continuing operations before income tax of $73,704,000 reflects losses incurred in Canada and the U.S. of $14,089,000 and $59,615,000 respectively.

      The company has non-capital losses for Canadian income tax purposes of approximately $8,867,000 which are available for carryforward to reduce future years' taxable income. These income tax losses expire as follows:

                                                                          $

           Year ending September 30,     2001                            120
                                         2002                              -
                                         2003                            614
                                         2004                            848
                                         2005                          1,178
                                         2006                          2,068
           Subsequent thereto                                          4,039
                                                                       -----

                                                                       8,867
                                                                       =====

      In  addition,   the  company  has  net  capital  losses  of  approximately
      $35,833,000 for application against net taxable capital gains of future years.

      As at September 30, 2000, the company has non-capital losses for U.S. income tax purposes of approximately U.S. $11,757,000 (Cdn. $17,308,000) which are available for carryforward to reduce future years' taxable income of the U.S. companies. The losses expire in 2020.

                                                                            (21)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)




      Net deferred income tax assets and liabilities are as follows:





                                                                          September 30,       September 30,          December 31,
                                                                              2000                1999                  1998
                                                                                $                   $                     $
           Deferred income tax assets
                Net operating loss carryforwards
                    ($3,990 incurred in Canada and
                    $4,709 incurred in the United
                    States)                                                  8,693                1,631                1,000
                Net capital loss carryforwards -
                    Canada                                                   9,137                9,367                9,367
                Share issue costs - Canada                                     196                    -                   80
           Deferred income tax liabilities
                Property, plant and equipment -
                    United States                                             (177)                   -                    -
                Software and other assets -
                    United States                                           (8,639)                 (21)                   -
                                                                           -------------------------------------------------

                                                                             9,210               10,977               10,447
           Valuation allowance                                              (9,210)             (10,977)             (10,447)
                                                                           -------------------------------------------------

           Net deferred income tax assets                                        -                    -                    -
                                                                           =================================================


      Management  believes  there  is  sufficient   uncertainty   regarding  the
      realization of deffered income tax assets such that a full valuation allowance has been provided.

      The income tax recovery (provision) for the year ended September 30, 2000 differs from the amount obtained by applying the applicable statutory income tax rates to loss before income taxes as follows:

                                                                          September 30,       September 30,          December 31,
                                                                              2000                 1999                 1998
                                                                                $                    $                    $
           Combined statutory income tax rate                                  45%                  45%                  45%
                                                                        ----------------------------------------------------

           Income tax recovery based on combined statutory rate            33,342                  522                  403
           Effect of U.S. income tax rates for the year ended
                September 30, 2000                                         (4,618)                   -                    -
           Non-deductible goodwill                                        (21,920)                   -                    -
           Other non-deductible amounts                                      (733)                  29                    9
           Change in valuation allowance                                    1,767                 (530)                (412)
                                                                        ----------------------------------------------------
                                                                            7,838                   21                    -
                                                                        ====================================================
           Recovery
                Current
                      Canada                                                    -                   21                    -
                      U.S.                                                    172                    -                    -
                Deferred
                      Canada                                                    -                    -                    -
                      U.S.                                                  3,574                    -                    -
                                                                        ----------------------------------------------------
                                                                            3,746                   21                    -
                                                                        ====================================================
           Valuation allowance related to acquired losses                     609                    -                    -
                                                                        ====================================================



                                                                            (22)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)

16   Commitments and contingencies

     a) During June 2000, the company entered into an agreement with HealthyConnect.com Inc. ("HC.com"), a private health care related internet technology company. Pursuant to the terms of the agreement, HC.com will issue 1,200,000 common shares to the company upon confirmation of necessary technical specifications to establish links between their respective web-sites. The company will issue 1,000,000 common shares in exchange for a further 1,400,000 common shares of
          HC.com upon certain conditions (note 1a). Under the terms of the agreement, HC.com may request the company to acquire up to 1,200,000 common shares of HC.com at $2.50 per share for total cash consideration of $3,000,000 subject to satisfactory due diligence by and board approval of the company. The completion of these transactions is subject to the necessary regulatory approvals. No shares have been exchanged as at September 30, 2000. On August 8, 2000, the company provided a demand loan to HC.com for $175,000 at 6% interest. The loan is secured by 1,200,000 common shares of HC.com and is included in advances.

     b) The company has entered into a financing and loan commitment with Doerge Capital Management whereby Doerge Capital Management directly and through its affiliates ("Doerge") agreed to purchase from the company up to $1,500,000 liquidation value of Series B preferred stock of Aviation Group, held by the company of which $750,000 was acquired prior to September 30, 2000 and $750,000 was acquired subsequent to September 30, 2000 and to provide to the company a line of credit for up to $10,000,000. The line of credit bears interest at 12% per annum, is collateralized by a security interest in substantially all the company's assets, subject to the security interests relating to the existing debentures, and expires on October 15, 2001. Doerge may elect to convert any amounts outstanding on the line of credit plus accrued and unpaid interest, to exchangeable common shares of the company at a conversion price of $2.00 per share. For each $1,000,000 drawn under the financing and loan commitment, the company will grant to Doerge warrants to acquire 100,000 common shares exercisable at $2.00 per share and expiring three years following their grant. The financing agreement restricts the company from paying dividends or entering into certain other transactions without the consent of the lender. Subsequent to year end, the company borrowed $3,000,000 under this facility.

     c) The company has operating leases for the rental of office premises and equipment. Payments required under these leases are as follows:

                                                                         $

                2001                                                   1,281
                2002                                                   1,146
                2003                                                     735
                2004                                                     675
                2005                                                     477
                Thereafter                                                 7
                                                                       -----
                                                                       4,321
                                                                       =====

                                                                            (23)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)



          The company in turn has committed recoveries in accordance with contract terms on certain sub-lease agreements related to office premises as follows:

                                                                        $

                2001                                                   52
                2002                                                   52
                2003                                                    4
                                                                      ---

                                                                      108
                                                                      ===

     d) During the year ended September 30, 2000, the company agreed to guarantee a $3,000,000 promissory note issued by Aviation Group. The note bears interest at an annual rate of 12% and is payable in full on February 28, 2001. The company has paid interest payments of $90,000 in respect of interest payments with respect to this promissory note. In February 2001, the due date for the note was extended to March 31, 2001 with no amendment to any other terms of the promissory note (note
          1a). The note is past due and the company is in discussions with the lender regarding settlement thereof (note 1a).

17   Related party transactions

     a) During the year ended September 30, 2000, the company paid $274,000 (September 30, 1999 - $82,000) in consulting fees to companies controlled by officers and directors.

     b) During the year ended September 30, 2000, the company paid or accrued legal fees totalling $662,000 (September 30, 1999 - $172,000) to a firm in which a director is a partner.

     c)   As at September  30, 2000,  $143,000  (September  30, 1999 - $149,000;
          December 31, 1998 - $2,000) was due to a law firm in which a director is a partner.

     d) During the year, Aviation Group, Global Leisure and travelbyus.com entered into a management services agreement under which travelbyus.com provides management and support for the operations of Global Leisure in consultation with management of Global Leisure for an initial term to June 30, 2001 with provision for termination by any of the parties to the agreement subject to certain conditions. The company provides management and support services, including office space, utilities, office equipment, staff support, bookkeeping, accounting, billing, collection, contract administration and other overhead services. To the extent funds are available, Global Leisure is required to pay to the company a servicing fee of $36 (Cdn $55) per paid passenger and a monthly retainer of Cdn $5,000 and to reimburse the company for direct advertising and marketing expenses and long distance, postage and delivery charges arising from Global Leisure's business. This management agreement expires September 1, 2001. For the year ended September 30, 2000, $170,000 has been charged to Global Leisure primarily as reimbursement of expenses. No management fees have been recognized during the year due to uncertainty of collection of the related amounts.


                                                                            (24)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


18   Fair value of financial instruments

     The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their carrying value due to the relatively short term to maturity of these instruments. The fair value of the marketable securities is based on quoted market values. The fair value of the redeemable debentures has been determined by discounting the face value of the debenture and related semi-annual interest payments using an implicit rate equivalent to debt instruments without representation of detachable warrants. The fair value of the convertible debentures of $2,488,000 was determined by discounting the face value of the debenture and related interest payments using the implicit rate equivalent to debt instruments without representation of a conversion feature.

19   Concentration of credit risk

     Financial instruments which potentially subject the company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The company limits its exposure to credit loss by placing its cash and cash equivalents on deposit with high credit quality financial institutions. Receivables arising from sales to customers are generally not significant individually and are not collateralized; as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

20   Segmented information

     The company operates within three operating segments: Travel, Technology and Other. The Travel segment provides a broad range of travel products, targeted primarily at the leisure customer, including airfare, hotel rooms, cruise packages, and ground packages. Products and services are offered through the traditional travel agency base, 1-800 call centers and the internet. Included in the Travel segment are the operations of the following subsidiaries: Mr. Cheaps Travel, International Tours Inc., GalaxSea Cruises and Tours, Inc., Express Vacations, Cheap Seats, Bell Travel and Cruise Shoppes.

     The Technology segment designs and manufactures electronic data storage systems and develops internet accessible travel reservations systems. Included in this segment are the operations of Legacy, Epoch, Prosoft and SiteRabbit.com.

     The Other segment consists of the advertising and associate marketing operations of International Tours Inc., GalaxSea Cruises and Tours, Inc. and Cruise Shoppes.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

     For the years prior to September 30, 1999, the company had a single operating segment which encompassed its mining operations which were discontinued (note 21). As a result of the significant change in the direction of the company, segmented information for the year ended December 31, 1998 would reflect only corporate expenses.

                                                                            (25)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)




                               Consolidated                       Travel                   Technology                        Other
               ------------------------------- ---------------------------- ---------------------------- ---------------------------
                                  Continuing                   Continuing                                                Continuing
                                  operations                   operations                   Continuing                   operations
                                     for the                      for the                   operations                          for
                                      period                       period                      for the                   the period
                                        from                         from                  period from                         from
                                  January 1,                   January 1,                   January 1,                   January 1,
                                     1999 to                      1999 to                      1999 to    September         1999 to
                   September       September    September   September 30,    September       September          30,       September
                    30, 2000        30, 1999     30, 2000            1999     30, 2000        30, 1999         2000        30, 1999
                       $               $            $             $               $               $            $               $
Revenue from
   external
   customers   (1)    12,369               -       10,296               -        1,060               -        1,013               -
                  =================================================================================================================
Operating
  (loss)
  income
  before
  amortization
  of capital
  assets,
  goodwill and
  other
  intangibles        (25,749)           (900)     (25,982)           (900)        (352)              -          585               -
Amortization
  of capital
  assets,
  goodwill and
  other
  intangibles  (1)    38,343              54       20,356              54       17,027               -          960               -
                  -----------------------------------------------------------------------------------------------------------------

Operating loss       (64,092)           (954)     (46,338)           (954)     (17,379)              -         (375)              -

Interest
  expense                 29               -            1               -           28               -            -               -
                                                  ---------------------------------------------------------------------------------
                                                  (46,339)           (954)     (17,407)              -         (375)              -
                                                  =================================================================================
Write-down of
  investment           4,860               -
  Corporate
    interest
    expense              967             191
  Corporate
    interest
    income              (327)             (5)

Extraordinary
loss from
repayment of
debentures               727               -
                  --------------------------

Loss for the
  period             (70,348)         (1,140)
                  ==========================

Capital
  expenditures         2,007               -        1,972               -           35               -            -               -
Additions to
  goodwill            34,052               -       17,517               -       16,366               -          169               -

Total assets   (2)    35,322           8,480       21,976           8,480       11,472               -        1,874               -


      (1) For the years ended September 30, 2000 and 1999, revenue is substantially derived from and goodwill and intangible assets are substantially employed in the U.S.

      (2) For the year ended September 30, 2000, the capital assets were substantially employed in the United States (September 30, 1999, December 31, 1998 - Canada).


                                                                            (26)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


21    Discontinued operations

      As described in note 1, the company discontinued its mining activities and accordingly the results of operations from these operating activities have been disclosed separately from those of continuing operations for the periods presented. During the period ended September 30, 1999, the company discontinued all mining activities and abandoned its South American mineral property interests. No gain or loss arose on the disposal of assets related to these discontinued operations. The company had no revenues and no other income or loss from these discontinued operations other than those already disclosed in the consolidated statement of operations and deficit for the periods presented.

      The assets and liabilities of the company relate to its continuing operations.

22    Stock options and warrants

      The company has a Stock Option Plan that provides for the granting of options to purchase common shares to directors, officers, employees and consultants of the company (note 1a). The number of common shares reserved for issuance under the Stock Option Plan shall not exceed 10,000,000 common shares or a greater number as approved by the shareholders of the company. Terms of the options shall not be for a period less than one year or longer than ten years. The option price shall be fixed by the directors of the company subject to price restrictions imposed by the regulators. All options were granted at or above market value at the date of grant. Accordingly, no current or deferred compensation expense has been recorded in the periods presented.

      Stock option transactions


                                                                                                 Weighted           Weighted
                                                           Options                                average            average
                                                       exercisable                               exercise           exercise
                                                         at end of                                  price              price
                                                            period             Shares              Cdn. $             U.S. $

      Balance outstanding - December 31, 1997                    -            1,837,000              2.22               1.49
                                                                        ================
           Options granted during the year                       -            1,075,000              0.54               0.36
           Options expired during the year                       -           (1,737,000)             2.21               1.49
           Options exercisable at end of year              350,000                    -              0.64               0.43
                                                                        ----------------

      Balance outstanding - December 31, 1998                    -            1,175,000              0.70               0.47
                                                                        ================
           Options granted during the year                       -            2,725,000              0.65               0.44
           Options exercised during the year                     -             (550,000)             0.34               0.23
           Options expired during the year                       -             (675,000)             1.12               0.75
           Options exercisable at end of year              350,000                    -              0.64               0.43
                                                                        ----------------

      Balance outstanding - September 30, 1999                   -            2,675,000              0.61               0.41
                                                                        ================
           Options granted during the period                     -            6,072,000              2.77               1.88
           Options exercised during the period                   -             (847,200)             0.46               0.31
           Options expired during the period                     -             (451,000)             3.56               2.42
           Options exercisable at end of period          2,775,467                    -              1.28               0.87
                                                                        ----------------

      Balance outstanding - September 30, 2000                   -            7,448,800              2.21               1.50
                                                                        ================



                                                                            (27)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)

      The following table summarizes information about options outstanding at September 30, 2000:




                     Range of                     Range of             Number
                     exercise                     exercise        outstanding at           Weighted average
                      prices                       prices          September 30,               remaining
                      Cdn. $                     U.S.     $            2000                contractual life


                     0.12  1                      0.08   1            250,000                  30 months
                     0.46  1                      0.31   1            301,300                  43 months
                     0.55  2                      0.36   2             89,000                  46 months
                     0.79  1                      0.52   1            600,000                  45 months
                     1.00  1                      0.66   1            500,000                  46 months
                     1.50  2                      2.26   2            175,000                  34 months
                     1.50  2                      2.26   2            126,500                  59 months
                     1.50  5                      2.26   5            120,000                  59 months
                     1.62  1                      1.07   1            175,000                  60 months
                     1.65  2                      2.49   2            220,000                  59 months
                     1.65  1                      1.09   1            675,000                  50 months
                     1.70  2                      1.13   2            466,500                  36 months
                     1.70  4                      1.13   4            864,000                  36 months
                     2.05  2                      3.09   2             33,000                  58 months
                     2.35  2                      1.56   2            180,000                  56 months
                     2.77  2                      1.84   2             91,500                  56 months
                     2.80  2                      1.86   2            350,000                  57 months
                     3.20  3                      2.12   3            200,000                  16 months
                     3.25  2                      2.16   2             90,000                  56 months
                     3.30  2                      2.19   2             21,000                  54 months
                     3.40  1                      2.26   1             12,000                  20 months
                     3.30  2                      2.19   2            250,000                  51 months
                     3.75  2                      2.49   2             50,000                   4 months
                     3.75  2                      2.49   2            109,500                  55 months
                     3.80  2                      2.52   2             16,500                  53 months
                     3.90  1                      2.59   1            100,000                  52 months
                     4.04  2                      2.68   2              4,500                  52 months
                     4.08  2                      2.71   2              4,500                  53 months
                     4.28  2                      2.84   2          1,126,500                  52 months
                     4.29  2                      2.85   2             31,500                  52 months
                     4.39  2                      2.91   2              3,000                  55 months
                     4.47  2                      2.97   2             18,000                  54 months
                     4.50  2                      2.99   2            105,000                  54 months
                     4.90  2                      3.25   2             75,000                  52 months


1 Options vest per one-year period, with 1/2 vesting in six months and 1/2 vesting in the remaining six months.

2    Options vest over a three-year period, with 1/3 vesting in each year.




                                                                            (28)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)




      (3)Options vest at specific dates as follows:

           50,000 on May 8, 2000
           50,000 on August 6, 2000
           50,000 on November 5, 2000
           50,000 on February 3, 2001

      (4)Options vest per six-month period, with 1/2 vesting immediately and 1/2 vesting in the remaining six months.

      (5)Options vest over a two-year period, with 1/2 vesting in each year.

      Warrant transactions

      The following table summarizes information about the company's warrant activity:


                                                                     Number of
                                                                    underlying         Exercise price         Exercise price
                                                                        shares                 Cdn. $                 U.S. $
                                                                     (note 1a)
           Warrants outstanding - December 31, 1998                           -                      -                     -
                Issued                                               10,260,270                   0.68                  0.46
                                                               ----------------------------------------------------------------

           Warrants outstanding - September 30, 1999                 10,260,270                   0.68                  0.46
                Issued                                               11,753,500                   3.50                  2.38
                Exercised                                           (10,936,250)           0.68 - 3.50           0.46 - 2.38
                                                               ----------------------------------------------------------------

           Warrants outstanding - September 30, 2000                 11,077,520            0.68 - 3.50           0.46 - 2.38
                                                               ================================================================

      Warrants outstanding at September 30, 2000 are due to expire from March 21, 2001 to December 7, 2002.

                                                                            (29)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


      Pro forma compensation costs

      Had the company determined compensation costs based on fair value at the date of grant for its awards under the method for determining fair value prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" the company's pro forma loss and loss per share would be as follows:




                                                                                           Period from
                                                                                         January 1, 1999
                                                                    September 30,        to September 30,        December 31,
                                                                        2000                   1999                  1998
                                                                          $                      $                     $

           Loss for the period                                         (70,348)               (1,140)                 (897)
           Additional compensation expense                              (1,574)                  (71)                 (139)
                                                            ----------------------------------------------------------------

           Pro forma net loss                                          (71,922)               (1,211)               (1,036)

           Pro forma basic loss per common share                         (0.95)                (0.04)                (0.05)
                                                            ----------------------------------------------------------------

           Pro forma diluted loss per common share                       (0.95)                (0.04)                (0.05)
                                                            ================================================================

     The pro forma compensation expense reflected above has been estimated using the Black Scholes option pricing model. Assumptions used in the pricing model included:

     a)   risk-free interest rate of between 5.40% - 5.84%;

     b)   expected volatility of 90%;

     c)   expected dividend yield of $nil; and

     d)   an estimated average life of one to three years.


23   Subsequent events

     a) The company completed a merger with Aviation Group, an aviation services company based in Dallas, Texas effective January 24, 2001. Aviation Group provides services and products to airline companies and other aviation firms primarily in the United States. The company has become an indirect subsidiary of Aviation Group. The arrangement resulted in a change in control of Aviation Group and former travelbyus.com ltd. shareholders own directly or indirectly more than 90% of Aviation Group's outstanding common stock. Through Aviation Group, the company acquired 100% of Global Leisure, a provider of discount air and land vacation packages. Aviation Group has issued $16,500,000 of 9% convertible preferred shares and 4,250,000 warrants to Global Leisure debt and equity-holders to acquire Global Leisure. In connection with the business combination of Aviation Group and Global Leisure, a financing arrangement was completed whereby $5,000,000 was invested in Aviation Group by the company through the purchase of 500 shares of Series B preferred stock from Aviation Group


                                                                            (30)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


          at $10,000 per share (paid during March 2000 (note (5)); approximately U.S. $1,372,000 (Cdn. $2,000,000) invested in Aviation Group by private investors in the purchase of 750,000 shares of Aviation Group common stock at approximately U.S. $1.77 (Cdn. $2.67) per share; and approximately U.S. $10,949,000 (Cdn. $16,500,000) invested in Aviation Group by private investors in the purchase of approximately 1,650 units of Aviation Group Series B preferred stock and Series C warrants, at a price of U.S. $7,000 (Cdn. $10,000) per unit, each unit consisting of one share and 750 warrants. Aviation Group used these funds to acquire control of Global Leisure and to service indebtedness of Global Leisure.

          The following summary unaudited pro forma combined financial information reflects the above described arrangement as if it had occurred as of December 31, 2000 with respect to the pro forma balance sheet information, and as of October 1, 1999 with respect to the pro forma results of operations, and is based on the audited consolidated financial statements of travelbyus.com as at and for the year ended September 30, 2000, and on the audited consolidated financial statements of Aviation Group as at and for the year ended June 30, 2000 (including Global Leisure) and the unaudited consolidated financial statements of the respective entities as at December 31, 2000.

                                                                                                   $
           Assets                                                                               92,917
                                                                                      ------------------
           Liabilities                                                                          52,252
           Shareholders' Equity                                                                 40,665
                                                                                      ------------------
           Liabilities and Shareholders' Equity                                                 92,917
                                                                                      ==================

           Revenue                                                                              21,661
                                                                                      ------------------

           Cost of Sales and Services                                                            8,393
           General and administrative                                                           47,148
           Depreciation, amortization and impairment                                           117,382
           Interest expense - net                                                                3,836
           Other                                                                                    66
                                                                                      ------------------

           Loss before income tax                                                             (155,164)
                                                                                      ------------------
           Income tax recovery                                                                   3,586
                                                                                      ------------------

           Net loss                                                                           (151,578)
                                                                                      ==================

           Basic and diluted loss per share                                                      (5.26)
                                                                                      ==================


                                                                            (31)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)


          The basic and diluted loss per share has been calculated using the outstanding common shares of both travelbyus.com ltd. and Aviation Group as at their respective year ends, as the completion of the Arrangement resulted in travelbyus.com shareholders receiving one exchangeable share in travelbyus.com for each common share they currently own. In connection with the consummation of the Arrangement, Aviation Group effected a one-for-five reverse split of its own common stock and increased its authorized number of shares of common stock from 10,000,000 to 250,000,000. Accordingly each five exchangeable shares may be exchanged by the holder for one share of Aviation Group common stock. The exchangeable shares of travelbyus.com not previously exchanged will be automatically exchanged into Aviation Group common stock on January 1, 2003 or earlier on the occurrence of certain events. The exchangeable shares will entitle their holders to dividends and other rights that are, as nearly as practicable, economically equivalent to those of Aviation Group common stock. They will also entitle their holders to vote at meetings of Aviation Group shareholders through a voting trust.

          Many of the adjustments made to arrive at the pro forma financial information including the fair value of warrants and preferred shares are based on preliminary estimates, and are therefore subject to change. This unaudited pro forma combined financial information is not indicative of the financial position or results of operations which would have actually occurred if the transactions described above had occurred at the dates presented or of results which may occur in the future based on the actual effective date of the arrangement.

     b) In late December 2000, the company executed agreements relating to a $2,500,000 loan from DCM Asylum LLC, (a company related to Doerge Capital Management) of which $1,000,000 was funded to the company in October 2000. This loan matured on February 15, 2001. The company has amended the loan agreement and extended the maturity date to May 15, 2001. All other terms remain unchanged. The loan bears interest at 12% annually. In connection with the original loan, the company issued warrants to purchase 250,000 of its common shares at an exercise price of $2.00 per share expiring in December 2005. As consideration for the amendment of the maturity date, a further 250,000 warrants were issued with an exercise price of $0.50 per share (note 1a). The loan is collateralized by security interests in 150 shares of Series B preferred stock of Aviation Group owned by the company and essentially all of the assets of Mr. Cheaps Travel, Ltd., Gotham Media Group, Ltd. and travelbyus-Travel Magazine Incorporated, which are subsidiaries of the company.

     c) In late December 2000, the company borrowed $1,500,000 from DCM KG LLC (a company related to Doerge Capital Management). The loan bears interest at 12% per year and matured on February 5, 2001. The company has amended the loan agreement and extended the maturity date to June 5, 2001. All other terms remain unchanged. The loan is secured by the guaranty of Travelbyus Cruise Operations, Inc. and Cheap Seats, Inc., which are subsidiaries of the company, and the grant of a security interest on essentially all of the assets of Cruise Shoppes and Cheap Seats. In connection with the original loan, the company granted warrants to purchase 300,000 common shares at an exercise price of $1.00 per share expiring on December 29, 2003 (note 1a). As consideration for the amendment of the maturity date, a further 150,000 warrants were issued with an exercise price of $0.50 per share (note 1a). The loan is also convertible at the option of the lender into common shares of travelbyus.com at a conversion price of the lessor of $1.00 per exchangeable share or the seven-day weighted average trading price of Aviation Group's common stock, calculated on a pre-reverse stock split basis, plus a premium of 5% (note 1a).

     d) In late December 2000, the company borrowed $2,000,000 from Amadeus NMC Holding, Inc. This loan bears interest at 8% per year and is repayable in eight equal installments payable quarterly commencing on March 31, 2001 and with a final instalment due November 30, 2002. The loan is convertible into travelbyus.com ltd. common shares at any time


                                                                            (32)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
As at September 30, 2000 and 1999 and for the period from January 1, 1999 to September 30, 1999
--------------------------------------------------------------------------------

(tabular amounts expressed in 000's of U.S. dollars except where otherwise noted)



          at a conversion price equal to the weighted average trading price for the common shares or exchangeable shares on The Toronto Stock Exchange for the greater of one day and the 10 days weighted average prior to the date of delivery of the conversion notice (note 1a). The balance of the loan will be automatically converted into common shares or exchangeable shares of the company if and when Amadeus makes an equity investment in the company (note 1a). The company's chief executive officer, Bill Kerby, pledged 6,083,334 common shares in the company that were beneficially owned by him to collateralize this loan (note
          1a). The installment payment became past due on April 1, 2001. The Company is in discussions with the lender regarding settlement of this payment.

     e) In early January 2001, the company borrowed $1,000,000 from Aberdeen Strategic Capital LP. This loan bears interest at 12% per year and matured on February 29, 2001 (note 1a). In connection with the original loan, the company granted warrants to purchase 200,000 common shares at an exercise price of $1.00 per share expiring on December 29, 2003. The Company has subsequently extended the maturity date to April 27, 2001. There have been no changes to the other terms of the loan. The loan is collateralized by the guaranty of Cheap Seats, Inc. and a security interest in essentially all the assets of Cheap Seats and Travelbyus Cruise Operations Inc., which are subsidiaries of the company. The loan is convertible into common shares of the company at a conversion price of the lessor of $1.00 per share or the seven-day weighted average trading price of Aviation Group's common stock, calculated on a pre-reverse stock split basis, plus a premium of 5%.

     f) Subsequent to September 30, 2000, the company also borrowed $3,000,000 on the line of credit referred to in note 16(b). Under the agreement, Doerge is entitled to 300,000 share purchase warrants which have not been issued (note 1a). A further $750,000 was advanced by Travel24.com (note 13(b)).


                                                                            (33)
travelbyus.com ltd.

Consolidated Balance Sheets as at December 31, 2000
(unaudited) and September 30, 2000, and Consolidated
Statements of Operations and Deficit and Cash Flows for the
three months ended December 31, 2000 and 1999 (unaudited)
(Prepared by management - expressed in U.S. dollars)
travelbyus.com ltd.
Consolidated Balance Sheets
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

(Prepared by management under U.S. GAAP - expressed in 000's of U.S. dollars)








                                                                                             December 31,          September 30,
                                                                                                 2000                   2000
                                                                                                   $                      $
                                                                                             (Unaudited)

Assets
Current assets
Cash and cash equivalents                                                                        1,564                 2,002
Accounts receivable and prepaid expenses                                                         2,314                 2,565
Inventory and barter credits                                                                       798                   501
Marketable securities                                                                              213                   229
                                                                                            --------------------------------

                                                                                                 4,889                 5,297

Investment in and advances to Aviation Group (note 3)                                                -                   750

Advances and other receivables                                                                   2,858                 2,873

Security deposits                                                                                  983                 1,018

Deferred financing costs - net of accumulated amortization of $399 (September
      30, 2000 - $303)                                                                             140                   236

Programming library (note 4)                                                                     1,839                 1,230

Property, plant and equipment - net of accumulated amortization of $929
      (September 30, 2000 - $851)                                                                3,129                 2,729

Software and other assets - net of accumulated amortization of $5,923
      (September 30, 2000 - $3,879)                                                             19,145                21,189
                                                                                            --------------------------------

                                                                                                32,983                35,322
                                                                                            ================================




travelbyus.com ltd.
Consolidated Balance Sheets ...continued
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

(Prepared by management under U.S. GAAP - expressed in 000's of U.S. dollars)




                                                                                             December 31,          September 30,
                                                                                                 2000                   2000
                                                                                                   $                      $
                                                                                             (Unaudited)
Liabilities

Current liabilities
Bank indebtedness                                                                                  252                   278
Accounts payable and accrued liabilities (notes 4 and 5)                                        13,044                 4,484
Due to related parties                                                                             143                   588
Customer deposits                                                                                  709                   295
Advances                                                                                         3,056                 2,800
Loans (notes 6(a) and (b))                                                                      14,837                 7,735
                                                                                            --------------------------------
                                                                                                32,041                16,180
Deferred tax liability                                                                             892                 4,092
Loans (note 6(b))                                                                                1,000                     -
                                                                                            --------------------------------
                                                                                                33,933                20,272
                                                                                            --------------------------------

Shareholders' Deficiency (no equity as per current year PWC Standard)

Common stock (note 6)
Authorized
      Unlimited number of common shares without par value
Issued
      104,696,869 common shares (September 30, 2000 - 96,804,569)                              149,072               141,710
Additional paid-in capital                                                                         372                   372
Advances for future programming services (note 4)                                                    -                  (609)
Warrants, options and special warrants (note 10)                                                 7,091                14,260
Cumulative translation adjustment                                                                  137                   163
Accumulated other comprehensive loss - net of tax of $nil                                         (253)                 (306)
Deficit                                                                                       (157,369)             (140,546)
                                                                                            --------------------------------
                                                                                                  (950)               19,142
                                                                                            --------------------------------
                                                                                                32,983                35,322
                                                                                            ================================

Going concern (note 1)
Commitments and contingencies (note 8)
Subsequent events (note 11)



Approved by the Board of Directors


/s/ John Craig           Director       /s/ Bill Kerby           Director
-----------------------                 -----------------------
     John Craig                              Bill Kerby

  The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Consolidated Statements of Operations and Deficit
AThree-month period ended December 31, 2000 and 1999 is unaudited
--------------------------------------------------------------------------------

(Prepared by management under U.S. GAAP - expressed in 000's of U.S. dollars except for per share amounts)




                                                                                             Three months ended December 31,
                                                                                ----------------------------------------------------

                                                                                                  2000                   1999
                                                                                                    $                      $
                                                                                               (Unaudited)            (Unaudited)
Revenues
Travel product sales                                                                               305                 1,568
Travel commissions                                                                               1,365                   287
Associate marketing program                                                                          9                     -
Advertising                                                                                        135                    86
Technology sales                                                                                   565                   139
                                                                                         -----------------------------------

                                                                                                 2,379                 2,080
                                                                                         -----------------------------------

Expenses
Cost of travel product sales                                                                        25                   716
Cost of services                                                                                   100                    86
Cost of technology product sales                                                                   282                    99
Advertising                                                                                        605                    38
Amortization of goodwill                                                                             -                   276
Amortization of software and other assets                                                        2,140                    92
Amortization of property, plant and equipment                                                       68                    50
Foreign exchange loss (gain)                                                                       (28)                    1
General and administration                                                                       6,158                 3,480
Interest                                                                                           927                   695
Interest and other income                                                                           (7)                  (40)
Website costs                                                                                       20                     -
Write down of advances (note 3)                                                                  4,302                     -
Write down programming library (note 4)                                                          1,500                     -
Contingency (note 5)                                                                             6,310                     -
                                                                                         -----------------------------------

                                                                                                22,402                 5,493
                                                                                         -----------------------------------

Loss before income tax                                                                         (20,023)               (3,413)

Income tax (expense) recovery                                                                   (3,194)                   24
                                                                                         -----------------------------------

Loss for the period                                                                            (16,829)               (3,389)

Deficit - Beginning of period                                                                 (140,540)              (69,073)
                                                                                         -----------------------------------

Deficit - End of period                                                                       (157,369)              (72,462)
                                                                                         -----------------------------------

Basic and diluted loss per common share                                                          (0.16)                (0.07)
                                                                                         -----------------------------------

Weighted average number of common shares outstanding                                       104,053,145            50,586,156
                                                                                         ===================================


  The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Consolidated Statement of Cash Flows
Three-month period December 31, 2000 and 1999 is unaudited
--------------------------------------------------------------------------------

(Prepared by management under U.S. GAAP - expressed in 000's of U.S. dollars)



                                                                                             Three months ended December 31,
                                                                                ----------------------------------------------------

                                                                                                 2000                   1999
                                                                                                   $                      $
                                                                                             (Unaudited)            (Unaudited)
Cash flows from operating activities
Loss for the period                                                                            (16,829)               (3,389)
   Items not affecting cash
      Amortization of property, plant and equipment                                                 68                    50
      Amortization of goodwill                                                                       -                   276
      Amortization of software and other assets                                                  2,044                     -
      Interest accreted on convertible debentures (note 5)                                         455                   510
      Amortization of deferred financing costs                                                      96                    92
      Advances for programming library (note 4)                                                      -                     -
      Financing fee warrants (note 5(b) and (c))                                                   100                     -
      Income tax expense (recovery)                                                             (3,194)                  (24)
      Write-off of advances (note 3)                                                             4,302                     -
   Net change in non-cash working capital items:
      Accounts receivable and prepaid expenses                                                     251                   204
      Inventory and barter credits                                                                (297)                   12
      Decrease in security deposits                                                                 35                     -
      Accounts payable and accrued liabilities                                                   8,560                   957
      Due to related parties                                                                      (445)                    -
      Customer deposits                                                                            414                  (446)
                                                                                             -------------------------------
                                                                                                (4,440)               (1,758)
                                                                                             -------------------------------

Cash flows from investing activities
Cash paid for acquisitions                                                                           -                (1,353)
Advances                                                                                            15                  (128)
Funds in trust                                                                                       -                  (443)
Purchase of property, plant and equipment                                                         (468)                 (910)
Investment (note 3)                                                                             (4,302)                    -
Proceeds from disposal of investment (note 3)                                                      750                     -
                                                                                             -------------------------------
                                                                                                (4,005)               (2,834)
                                                                                             -------------------------------

Cash flows from financing activities
Bank indebtedness                                                                                  (26)                 (170)
Proceeds from issuance of debentures (note 5)                                                    7,647                 1,000
Payment of debentures                                                                                -                (1,000)
Issue of special warrants                                                                            -                13,520
Private placement                                                                                    -                 6,243
Exercises of options and warrants                                                                   92                 1,994
Subscriptions received                                                                             256                     -
                                                                                             -------------------------------
                                                                                                 7,969                21,587
                                                                                             -------------------------------
Foreign exchange effect on cash                                                                     38                    13
                                                                                             -------------------------------
Increase (decrease) in cash and cash equivalents                                                  (438)               17,008
Cash and cash equivalents - Beginning of period                                                  2,002                 2,215
                                                                                             -------------------------------
Cash and cash equivalents - End of period                                                        1,564                19,223
                                                                                             ===============================

  The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)


1    Nature of operations and going concern

     a)   Basis of preparation of interim financial statements

          The consolidated financial statements of travelbyus.com ltd. (the company) included herein have been prepared by the company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. While we believe that the disclosures are adequately presented, it is suggested that these consolidated condensed financial statements be read in conjunction with the audited consolidated financial statements for the year ended September 30, 2000. There have been no material changes in the accounting policies followed by the company during the three months ended December 31, 2000.

          Interim results are subject to variations and are not necessarily indicative of the results of operations for a full fiscal year. In the opinion of management, adjustments (which include only normal recurring adjustments) necessary for a fair statement of the results of the interim periods shown have been made.

     b) The company completed a merger with Aviation Group, an aviation services company based in Dallas, Texas on January 24, 2001. Aviation Group provides services and products to airline companies and other aviation firms primarily in the United States. The company has become an indirect subsidiary of Aviation Group. The arrangement resulted in a change in control of Aviation Group and former travelbyus.com ltd. shareholders own directly or indirectly more than 90% of Aviation Group's outstanding common stock. Through Aviation Group, the company acquired 100% of Global Leisure, a provider of discount air and land vacation packages. Aviation Group has issued $16,500,000 of 9% convertible preferred shares and 4,250,000 warrants to Global Leisure debt and equity-holders to acquire Global Leisure. In connection with the business combination of Aviation Group and Global Leisure, a financing arrangement was completed whereby $5,000,000 was invested in Aviation Group by the company through the purchase of 500 shares of Series B preferred stock from Aviation Group at $10,000 per share (paid during March 2000; approximately U.S. $1,372,000 (Cdn. $2,000,000) invested in Aviation Group by private investors in the purchase of 750,000 shares of Aviation Group common stock at approximately U.S. $1.77 (Cdn. $2.67) per share; and approximately U.S. $10,949,000 (Cdn. $16,500,000) invested in Aviation Group by private investors in the purchase of approximately 1,650 units of Aviation Group Series B preferred stock and Series C warrants, at a price of U.S. $7,000 (Cdn. $10,000) per unit, each unit consisting of one share and 750 warrants. Aviation Group used these funds to acquire control of Global Leisure and to service indebtedness of Global Leisure.

          The following summary unaudited pro forma combined financial information reflects the above described arrangement as if it had occurred as of December 31, 2000 with respect to the pro forma balance sheet information, and as of October 1, 1999 with respect to the pro forma results of operations, and is based on the audited consolidated financial statements of travelbyus.com as at and for the three months ended December 31, 2000, and on the audited consolidated financial statements of Aviation Group as at and for the three months ended December 31, 2000 (including Global Leisure).

                                                                             (1)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)



                                                                                                  $
           Assets                                                                               92,917
                                                                                            ==========

           Liabilities                                                                          52,252
           Shareholders' Equity                                                                 40,665
                                                                                            ----------
           Liabilities and Shareholders' Equity                                                 92,917
                                                                                            ==========

           Revenue                                                                               2,860
                                                                                            ----------

           Cost of Sales and Services                                                              427
           General and administrative                                                            8,040
           Depreciation, amortization and impairment                                            14,320
           Interest expense - net                                                                1,189
                                                                                            ----------

                                                                                               (21,116)
           Loss before income tax                                                           ----------

           Income tax recovery                                                                   3,194
                                                                                            ----------
           Net loss                                                                            (17,922)
                                                                                            ==========

           Basic and diluted loss per share                                                      (0.82)
                                                                                            ==========




          The basic and diluted loss per share has been calculated using the outstanding common shares of both travelbyus.com ltd. and Aviation Group as at their respective year ends, as the completion of the Arrangement resulted in travelbyus.com shareholders receiving one exchangeable share in travelbyus.com for each common share they currently own. In connection with the consummation of the Arrangement, Aviation Group effected a one-for-five reverse split of its own common stock and increased its authorized number of shares of common stock from 10,000,000 to 250,000,000. Accordingly, each five exchangeable shares may be exchanged by the holder for one share of Aviation Group common stock. The exchangeable shares of travelbyus.com not previously exchanged will be automatically exchanged into Aviation Group common stock on January 1, 2003 or earlier on the occurrence of certain events. The exchangeable shares will entitle their holders to dividends and other rights that are, as nearly as practicable, economically equivalent to those of Aviation Group common stock. They will also entitle their holders to vote at meetings of Aviation Group shareholders through a voting trust. All outstanding warrants, convertible instruments and other commitments to issue shares of travelbyus.com are exchangeable into exchangeable shares of travelbyus.com.

          Many of the adjustments made to arrive at the pro forma financial information including the fair value of warrants and preferred shares are based on preliminary estimates, and are therefore subject to


                                                                             (2)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)


          change. This unaudited pro forma combined financial information is not indicative of the financial position or results of operations which would have actually occurred if the transactions described above had occurred at the dates presented or of results which may occur in the future based on the actual effective date of the arrangement.

          All share and per share information for the company in these financial statements is based on the share capital of the company prior to this merger except where otherwise noted. As a result of the merger, the shareholders of the company no longer have an effective interest in travelbyus.com and therefore the shareholders should refer to the financial statements of Aviation Group.

c)        Going concern

          These financial statements have been prepared using generally accepted accounting principles ("GAAP") applicable to a going concern. The company incurred a net loss before write-off and amortization of goodwill of approximately $33,204,000 during the year ended September 30, 2000, and had an accumulated deficit of approximately $140,540,000 and a working capital deficiency of approximately $10,883,000 at the end of the fiscal year and continued to incur losses subsequent to the year end. The company used cash of approximately $11,820,000 to fund operations during the most recent year. In addition, substantially all of the company's assets are provided as security for various financings. Management estimates that financing facilities currently available are insufficient to maintain operations and repay obligations due or coming due in the coming year and the company will require new sources of financing in order to continue its operations and satisfy its obligations in the normal course. Accordingly, the use of GAAP applicable to a going concern may not be appropriate because substantial doubt exists with respect to the company's ability to continue as a going concern.

          Management is addressing this situation by attempting to raise additional financing, by eliminating redundant and unnecessary costs following its recent acquisitions and by working to realize the revenue potential of its recent acquisitions and products and services. However, the company's current business model has a limited operating history and its recent acquisitions have yet to be fully integrated. Subsequent to year end, the company raised a total of $9,250,000 in various debt financings (note 6) and has signed a letter of intent and is undergoing due diligence with Amadeus NMC Holding, for financing which, in the opinion of management, would be sufficient to enable it to continue operations for the next fiscal year.

          Although there is no assurance that the company will be successful in these actions, management is confident that it will be able to secure the necessary financing and improvement in operating cash flow to enable it to continue as a going concern. Accordingly, these financial statements do not reflect adjustments to the carrying value of assets and liabilities, the estimated useful lives of assets, the reported revenues and expenses and balance sheet classifications used that would be necessary if the going concern assumption were not appropriate. Such adjustments could be material.

                                                                             (3)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)



2     Summary of significant accounting policies

      Revenue recognition

      The company provides internet related software development and support services primarily to member agents. Revenue related to these services is recognized rateably over the period these services are performed, provided collectibility is reasonably assured.

      Loss per share

      Basic loss per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Common shares outstanding include shares issuable for little or no cash consideration and for which all necessary conditions have been satisfied. Diluted loss per share is computed using the treasury stock method by including other potential common stock from exercise of stock options and warrants in the weighted average number of common shares outstanding for a period, if dilutive.

      The following table sets forth the computation of loss per share:



                                                                                             Three months ended December 31,
                                                                                         --------------------------------------

                                                                                               2000                   1999
                                                                                                 $                      $
                                                                                            (Unaudited)           (Unaudited)
           Loss for the period                                                                 (16,829)               (3,389)

           Weighted average number of shares outstanding
                Common shares                                                               97,820,254            50,463,005
                Special warrants                                                             6,232,891               123,151
                                                                                         -----------------------------------

                                                                                           104,053,145            50,586,156
                                                                                         ===================================

           Basic and diluted loss per common share                                               (0.16)                (0.07)
                                                                                         ===================================



      Diluted loss per common share excludes a maximum of 26,507,979 additional common shares issuable pursuant various option, warrant, debenture and acquisition agreements and subsequent to the year end the company issued or agreed to allow the issue of shares pursuant to various agreements (notes 7 and 10).

3     Investments in and advances to Aviation Group, Inc.

      During the three months ended December 31, 2000, the company advanced $4,302,000 to Aviation Group. As the amounts were not considered recoverable, the company has written off the advances made during the quarter. In addition, the company sold to Doerge Capital Management (note 7(b)) preferred shares of Aviation Group in the amount of $750,000 for proceeds of $750,000.


                                                                             (4)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)


4     Programming library

      During the three months ended December 31, 2000, the company received the balance of the first 40 episodes and has therefore reclassified the remaining balance of advances for programming services to the programming library. In addition, the company capitalized and accrued for the remaining balance of advances due of $1,500,000 with respect to the 40 new episodes. These advances were written off during the period to bring the carrying value of the programming library down to the estimated fair value.

      The costs capitalized to date are categorized as follows:

                                                                                              December 31,          September 30,
                                                                                                  2000                   2000
                                                                                                    $                      $
                                                                                              (Unaudited)
           Completed programs - unreleased                                                       1,839                 1,230
           Advances for future programming services - in development                                 -                   609
                                                                                               -----------------------------
                                                                                                 1,839                 1,839
                                                                                               =============================


5     Software and other assets

      Pursuant to the terms of the share purchase agreement for Muffin Communications Ltd., the share consideration given for the rights to the wireless contract was subject to adjustment based on the trading price of the common shares of travelbyus.com on December 15, 2000. The combination of shares and/or cash to be paid or given to maintain the total consideration of $6,700,000 or $6.70 per share pursuant to the adjustment formula, has not yet been decided by travelbyus.com. The required value of additional consideration of $6,310,000 has been included in accrued liabilities as at December 31, 2000 and expensed in the period due to the continued significant uncertainty about the level of revenues expected to be derived from the underlying wireless customer base.

6     Loans

      a) Short term borrowings
                                                                                              December 31,          September 30,
                                                                                                 2000                   2000
                                                                                                   $                      $
                                                                                              (Unaudited)

           DCM Asylum LLC (i)                                                                    2,500                     -
           DCM KG LLC convertible loan (ii)                                                      1,500                     -
           Promissory note (iii)                                                                   650                     -
           Related party loan (iv)                                                                 247                     -
                                                                                              ------------------------------
                                                                                                 4,897                     -
           Less:  Current portion                                                                4,897                     -
                                                                                              ------------------------------
           Long-term portion                                                                         -                     -
                                                                                              ==============================

     i) In late December 2000, the company executed agreements relating to a $2,500,000 loan from DCM Asylum LLC, (a company related with Doerge Capital Management) of which $1,000,000 was funded to the company in October 2000. This loan matured on February 15, 2001. The company has amended the loan agreement and extended the maturity date to May 15, 2001. All other terms of the loan remain unchanged. In connection with the original loan, the company issued warrants to purchase 250,000 of its common shares at an exercise price of $2.00 per share expiring in December 2005. The fair value of warrants were expensed during the period as a financing fee. As consideration for the amendment of the maturity date a further 250,000 warrants were issued with an exercise price of $0.50 per share. The loan is collateralized by security interests in 150 shares of Series B preferred stock of Aviation Group owned by the company and essentially all of the assets of Mr. Cheaps Travel, Ltd., Gotham Media Group, Ltd. and travelbyus-Travel Magazine Incorporated, which are subsidiaries of the company.



                                                                             (5)



travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)


     ii) In late December 2000, the company borrowed $1,500,000 from DCM KG LLC (a company related with Doerge Capital Management). The loan matured February 5, 2001. The company has amended the loan agreement and extended the maturity date to June 5, 2001. All other terms remain unchanged. The loan is secured by the guaranty of Travelbyus Cruise Operations, Inc. and Cheap Seats, Inc., which are subsidiaries of the company, and the grant of a security interest on essentially all of the assets of Cruise Shoppes and Cheap Seats. In connection with the original loan, the company granted warrants to purchase 300,000 common shares at an exercise price of $1.00 per share expiring on December 29, 2003. As consideration for the amendment of the maturity date a further 150,000 warrants were issued with an exercise price of $0.50 per share.The fair value of warrants were expensed during the period as a financing fee. The loan is also convertible at the option of the lender into common shares of travelbyus.com at a conversion price of the lessor of $1.00 per exchangeable share or the seven-day weighted average trading price of Aviation Group's common stock, calculated on a pre-reverse stock split basis, plus a premium of 5%.

     iii) On  December  2000,  the  Company  borrowed   $650,000  and  issued  a
          non-interest bearing promissory note repayable on demand. The Company repaid this loan in January 2001.

     iv) In November 2000, the Company borrowed $247,000 from a director of the Company. The loan bears interest at 10% per year and was repayable December 30, 2000. The loan was repaid in January 2001.



      b) Long-term debt



                                                                                             December 31,          September 30,
                                                                                                 2000                  2000
                                                                                                   $                     $
                                                                                             (unaudited)
           Senior redeemable debenture                                                           5,190                 4,735
           Travel 24.com convertible debenture (i)                                               3,750                 3,000
           Amadeus NMC Holding convertible debenture (ii)                                        2,000                     -
                                                                                              ------------------------------
                                                                                                10,940                 7,735
           Less current portion                                                                  9,940                 7,735
                                                                                              ------------------------------
           Long-term portion                                                                     1,000                     -
                                                                                              ==============================


      i) During October, 2000, a further $750,000 was advanced to the company from Travel24.com. In addition, the conversion price on the total balance was reduced to $2.00 per share.

      ii) In late December 2000, the company borrowed $2,000,000 from Amadeus NMC Holding, Inc. This loan bears interest at 8% per year and is repayable in eight equal installments payable quarterly commencing on March 31, 2001 and with a final instalment due November 30, 2002. The loan is convertible into travelbyus.com ltd. common shares at any time at a conversion price equal to the weighted average trading price for the common shares or exchangeable shares on The Toronto Stock Exchange for the greater of one day and the 10 days weighted average prior to the date of delivery of the conversion notice. The balance of the loan will be automatically converted into common shares or exchangeable shares of the company if and when Amadeus makes an equity investment in the company. The company's chief executive officer, Bill Kerby, pledged 6,083,334 common shares in the company that were beneficially owned by him to collateralize this loan. The installment payment became past due on April 1, 2001. The company is in discussions with the lender regarding the settlement of this payment.



                                                                             (6)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)

7     Common stock


                                                                                            Number of
                                                                                          common shares                 $
      Balance - September 30, 2000                                                          96,804,569               141,710
           Common shares issued on exercise of share purchase warrants                         200,000                   166
           Common shares issued on exercise of special warrants (a)                          7,692,300                 7,196
                                                                                         -----------------------------------
      Balance - December 31, 2000 (unaudited)                                              104,696,869               149,072
                                                                                         ===================================

     a) In December 2000, the remaining special warrants outstanding of 6,993,000 at September 30, 2000 were exercised into 7,692,300 common shares and 3,496,500 (allocated value of $3,675,000) common share purchase warrants (note 1b).

8    Commitments and contingencies

     a) During June 2000, the company entered into an agreement with HealthyConnect.com Inc. ("HC.com"), a private health care related internet technology company. Pursuant to the terms of the agreement, HC.com will issue 1,200,000 common shares to the company upon confirmation of necessary technical specifications to establish links between their respective web-sites. The company will issue 1,000,000 common shares in exchange for a further 1,400,000 common shares of HC.com upon certain conditions. Under the terms of the agreement, HC.com may request the company to acquire up to 1,200,000 common shares of HC.com at $2.50 per share for total cash consideration of $3,000,000 subject to satisfactory due diligence by and board approval of the company. The completion of these transactions is subject to the necessary regulatory approvals. No shares have been exchanged as at December 31, 2000. On August 8, 2000, the company provided a demand loan to HC.com for $175,000 at 6% interest. The loan is secured by 1,200,000 common shares of HC.com and is included in advances.

     b) The company has entered into a financing and loan commitment with Doerge Capital Management whereby Doerge Capital Management directly and through its affiliates ("Doerge") agreed to purchase from the company up to $1,500,000 liquidation value of Series B preferred stock of Aviation Group, held by the company of which $1,500,000 was acquired as at December 31, 2000 and to provide to the company a line of credit for up to $10,000,000.

          The line of credit bears interest at 12% per annum, is collateralized by a security interest in substantially all the company's assets, subject to the security interests relating to the existing debentures, and expires on October 15, 2001. Doerge may elect to convert any amounts outstanding on the line of credit plus accrued and unpaid interest, to exchangeable common shares of the company at a conversion price of $2.00 per share. For each $1,000,000 drawn under the financing and loan commitment, the company will grant to Doerge warrants to acquire 100,000 exchangeable common shares exercisable at $2.00 per share and expiring three years following their grant. The financing agreement restricts the company from paying dividends or entering into certain other transactions without the consent of the lender. Subsequent to December 31, 2000, the company borrowed $3,000,000 under this facility.

                                                                             (7)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)



     c) During the year ended September 30, 2000, the company agreed to guarantee a $3,000,000 promissory note issued by Aviation Group. The note bears interest at an annual rate of 12% and was payable in full on February 28, 2001. In February, 2001, the due date for the note was extended to March 16, 2001 with no amendment to any other terms of the promissory note. The note is past due and the Company is in discussions with the lender regarding settlement thereof.

9    Segmented information

          The company operates within three operating segments: Travel, Technology and Other. The Travel segment provides a broad range of travel products, targeted primarily at the leisure customer, including airfare, hotel rooms, cruise packages, and ground packages. Products and services are offered through the traditional travel agency base, 1-800 call centers and the internet. Included in the Travel segment are the operations of the following subsidiaries: Mr. Cheaps Travel, International Tours Inc., GalaxSea Cruises and Tours, Inc., Express Vacations, Cheap Seats, Bell Travel and Cruise Shoppes.

          The Technology segment designs and manufactures electronic data storage systems and develops internet accessible travel reservations systems. Included in this segment are the operations of Legacy, Epoch, Prosoft and SiteRabbit.com.

          The Other segment consists of the advertising and associate marketing operations of International Tours Inc., GalaxSea Cruises and Tours, Inc. and Cruise Shoppes.

          The accounting policies of the segments are the same as those described in the summary of significant accounting policies in the September 30, 2000 consolidated financial statements.



                                                                             (8)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)



                             Consolidated                    Travel                     Technology                      Other
                  ---------------------------- ---------------------------- ---------------------------- ---------------------------
                          Three months ended           Three months ended           Three months ended           Three months ended
                              December 31,                 December 31,                 December 31,                 December 31,
                  ---------------------------- ---------------------------- ---------------------------- ---------------------------
                        2000            1999         2000            1999         2000            1999         2000            1999
                          $               $            $               $            $               $            $               $
                    (Unaudited)    (Unaudited)   (Unaudited)    (Unaudited)   (Unaudited)    (Unaudited)   (Unaudited)   (Unaudited)
Revenue from
   external
   customers   (1)     2,379           2,080        1,670           1,568          565             139          144             373
                    ----------------------------------------------------------------------------------------------------------------
Operating
  (loss)
  income
  before
  amortization
  of capital
  assets,
  goodwill and
  other
  intangibles         (9,606)         (2,316)      (9,606)         (2,592)        (692)            (15)         127             291
Amortization
  of capital
  assets,
  goodwill and
  other
  intangibles  (1)     2,112             418        2,054             390           35               2           23              26
                    ----------------------------------------------------------------------------------------------------------------

Operating loss       (11,718)         (2,734)     (11,095)         (2,982)        (727)            (17)         104             265

Interest
  expense                 10               3            -               -           10               3            -               -
                                                 -----------------------------------------------------------------------------------

                                                  (11,095)         (2,982)        (737)            (20)         104             265
                                                 ===================================================================================
Write-down of
  investment           4,203               -
  Corporate
    interest
    expense              917             692
  Corporate
    interest
    income                (7)            (40)
                    ------------------------
Loss for the
  period             (16,829)         (3,389)
                    ========================

Capital
  expenditures           468             910          266             905           79               5          123               -


      (1) For the three months ended December 31, 2000 and 1999, revenue is substantially derived from and goodwill and intangible assets are substantially employed in the U.S.



10    Stock options and warrants

      The company has a Stock Option Plan that provides for the granting of options to purchase common shares to directors, officers, employees and consultants of the company. The number of common shares reserved for issuance under the Stock Option Plan shall not exceed 10,000,000 common shares or a greater number as approved by the shareholders of the company. Terms of the options shall not be for a period less than one year or longer than ten years. The option price shall be fixed by the directors of the company subject to price restrictions imposed by the regulators. All options were granted at or above market value at the date of grant. Accordingly, no current or deferred compensation expense has been recorded in the periods presented.

                                                                             (9)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)


      Stock option transactions

                                                                                                 Weighted           Weighted
                                                           Options                                average            average
                                                       exercisable                               exercise           exercise
                                                         at end of                                  price              price
                                                            period             Shares              Cdn. $             U.S. $
      Balance outstanding - September 30, 2000                                7,448,800              2.21               1.50
                                                                        ================
           Options granted during the period                                    547,000              1.69               1.09
           Options exercised during the period                                        -              0.00               0.00
           Options expired during the period                                   (406,500)             3.70               2.47
           Options exercisable at end of period          3,483,967                    -              1.60               1.07
                                                                        ----------------
      Balance outstanding - December 31, 2000
           (Unaudited)                                                        7,589,300              2.10               1.40
                                                                        ================



      Warrant transactions

      The following table summarizes information about the company's warrant activity:



                                                                     Number of
                                                                    underlying         Exercise price         Exercise price
                                                                        shares                 Cdn. $                 U.S. $

           Warrants outstanding - September 30, 2000                 11,077,520            0.68 - 3.50           0.46 - 2.38
                Issued on exercise of special warrants
                      (note 6(a))                                     3,496,500                   2.50                  1.67
                Issued on debt financings (note 5(b) and
                      (c)                                               550,000            1.50 - 3.75           1.00 - 2.00
                Special warrants exercised                           (6,993,000)                  2.50                  1.67
                Debenture warrants exercised                           (200,000)                  0.68                  0.45
                                                                    --------------------------------------------------------

           Warrants outstanding - December 31, 2000
                (unaudited)                                           7,931,020            0.68 - 3.50           0.45 - 2.33
                                                                    ========================================================


      Warrants outstanding at December 31, 2000 are due to expire from March 21, 2001 to December 18, 2005. The 800,000 compensation warrants issued to the agents expired unexercised on March 21, 2001.

      The  outstanding   private  placement   warrants  at  September  30,  2000
      consisting of 1,793,250 at $3.50 per share and 185,000 at $2.50 per share expired unexercised on March 21, 2001.

                                                                            (10)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)

      Pro forma compensation costs

      Had the company determined compensation costs based on fair value at the date of grant for its awards under the method for determining fair value prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" the company's pro forma loss and loss per share would be as follows:


                                                                                             Three months ended December 31,
                                                                                      -----------------------------------------

                                                                                                2000                   1999
                                                                                                  $                      $
                                                                                             (Unaudited)            (Unaudited)
           Loss for the period                                                                 (16,829)               (3,389)
           Additional compensation expense                                                        (434)                 (137)
                                                                                             -------------------------------
           Pro forma net loss                                                                  (17,263)               (3,526)

           Pro forma basic loss per common share                                                 (0.17)                (0.07)
                                                                                             ===============================

           Pro forma diluted loss per common share                                               (0.17)                (0.07)
                                                                                             ===============================

      The pro forma compensation expense reflected above has been estimated using the Black Scholes option pricing model. Assumptions used in the pricing model included:

a)    risk-free interest rate of between 5.40% - 5.84%;

b)    expected volatility of 90%;

c)    expected dividend yield of $nil; and

d)    an estimated average life of one to three years.


                                                                            (11)
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Three-month period ended December 31, 2000 is unaudited
--------------------------------------------------------------------------------

        (Prepared by management - tabular amounts expressed in 000's of
                   U.S. dollars except where otherwise noted)



11   Subsequent events

     a) In early January 2001, the company borrowed $1,000,000 from Aberdeen Strategic Capital LP. This loan matured on February 29, 2001. In connection with the original loan, the company granted warrants to purchase 200,000 common shares at an exercise price of $1.00 per share expiring on December 29, 2003. The company has subsequently extended the maturity date to April 27, 2001. There have been no changes to the other terms of the loan. The loan is collateralized by the guaranty of Cheap Seats, Inc. and a security interest in essentially all the assets of Cheap Seats and Travelbyus Cruise Operations Inc., which are subsidiaries of the company. The loan is convertible into common shares of the company at a conversion price of the lessor of $1.00 per exchangeable share or the seven-day weighted average trading price of Aviation Group's common stock, calculated on a pre-reverse stock split basis, plus a premium of 5%.

     b) Subsequent to December 31, 2000, the company borrowed $3,000,000 on the line of credit referred to in note 7(b). Under the agreement, Doerge is entitled to 300,000 share purchase warrants which have not been issued.

                                                                            (12)

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma combined financial statements have been prepared to reflect the transactions described below as if they had all occurred as of December 31, 2000, with respect to the pro forma balance sheet, and as of October 1, 1999 with respect to the pro forma statements of operations. The transactions are as follows:

1. The issuance by Aviation Group of $16.5 million liquidation value of Series A convertible preferred stock and warrants in March 2000 to certain debt holders and the common stockholders and warrant holders of Global Leisure in exchange for retirement of the debt and cancellation of the outstanding common stock.

2. The sale of $21 million of Series B preferred stock and warrants in March 2000 by Aviation Group and the purchase of Series B preferred stock of Global Leisure and the retirement of Global Leisure debt and payables with the proceeds.

3. The acquisition of Aviation Group by travelbyus.com by the issuance of Aviation Group common stock to the travelbyus.com shareholders, resulting in the travelbyus.com shareholders owning approximately 95% of the outstanding common stock of Aviation Group.

4. The acquisitions by travelbyus.com of Cheap Seats, Inc. and Express Vacations, Inc. during the fourth calendar quarter of 1999, Cruise Shoppes America, Ltd. in April 2000, Epoch Technology Inc. in May 2000, Muffin Communication, Inc. in July 2000, and ProSoft Corporation and SiteRabbit.com in September 2000.

         The pro forma financial statements combine the historical financial statements of the various companies and include adjustments to reflect the effects of the transactions described above. The pro forma financial statements are expressed in U.S. dollars. The pro forma statements of operations are presented based upon the September 30 fiscal year end of travelbyus.com. The fiscal year end of Express Vacations is also September 30. The statements of operations of the other entities, which do not have a September 30 fiscal year end are combined with the appropriate fiscal quarters to conform with the presentation. The pro forma statement of operations for the year ended September 30, 2000 includes (a) the statement of operations of Aviation Group for the year ended June 30, 2000; (b) the statement of operations of Global Leisure for the nine months ended March 31, 2000 (Global's operating results were consolidated into Aviation Group beginning April 1, 2000); and (c) the statement of operations for Epoch Technology for the eight months ended May 31, 2000, Express Vacations for the one month period ending October 31, 1999, Cheap Seats for the three months ending December 31, 1999, Cruise Shoppes for the six months ending March 31, 2000 and ProSoft and SiteRabbit for the eleven months ended August 31, 2000, all of which are prior to these companies' acquisition and consolidation into the statement of operations of travelbyus.com. The acquisition of Muffin is effectively an asset acquisition. Therefore, the operations of Muffin are excluded from the pro forma statement of operations.

         The acquisition of Global Leisure by Aviation Group effectively occurred as of March 31, 2000 and was accounted for as a purchase and reflected in the Aviation Group historical financial statements beginning March 31, 2000. The acquisition of Aviation Group, following its acquisition of Global Leisure, by travelbyus.com is accounted for as a purchase combined with a recapitalization of travelbyus.com under the capital structure of Aviation Group.

         Several of the adjustments in the pro forma financial information are based on preliminary estimates, subject to change upon obtaining more information about specific assets acquired and liabilities assumed and performing more detailed appraisals and valuations of the assets acquired. Accordingly, adjustments may be made to the purchase price allocations to the businesses acquired by travelbyus.com and Aviation Group, the purchase price allocation on the acquisition of Aviation Group by travelbyus.com (including the allocation of the purchase price to the Aviation Group non travel business to be sold) and the estimates of the useful lives of the assets acquired.

         The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and with the historical financial statements of the various companies involved in the transactions described above, which are included herein (in the case of travelbyus.com) or in other filings of the Company.

         The unaudited pro forma combined financial statements are not indicative of the financial position or results of operations of travelbyus.com which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future.



                  AVIATION GROUP, INC. AND TRAVELBYUS.COM, LTD
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 2000
                           (expressed in U.S. Dollars)

                                                                                               10
                                          Aviation                                           Other           Pro Forma     Pro Forma
                                           Group           Global        travelbyus        Companies        Adjustments    Combined
                                        -------------    -----------    --------------    -------------    -------------  ---------
Revenues, net                           $       817      $    5,578     $    12,369       $      2,897                    $  21,661

Expenses:
Cost of sales and services                                                    5,963              2,430                        8,393

General and administrative
    expenses                                  5,717          18,325          20,868              1,744            494 (9)    47,148

Depreciation, amortization and
    impairment                                1,332             552          56,211                 61            740 (7)   117,382
                                                                                                                4,050 (7)
                                                                                                               54,436 (5)
                                        -----------      ----------     -----------       ------------     ----------     ---------

Income (loss) from operations                (6,232)        (13,299)        (70,673)            (1,338)       (59,719)     (151,261)

Other income (expense):
Other                                           (62)             -              (22)                17                          (67)
Interest expense                               (353)         (3,152)         (2,672)               (32)         2,799 (6)    (3,836)
                                                                                                                 (426)(12)
                                       ------------     -----------    ------------      -------------     ----------     ---------
Total other income (expense)                   (415)         (3,152)         (2,694)               (15)         2,373        (3,903)

Income (loss) from continuing
    operations before income taxes           (6,647)        (16,451)        (73,367)            (1,353)       (57,346)     (155,164)

Income tax recovery (expense)                                                 3,746               (160)                       3,586
                                        -----------      ----------     -----------       -------------    ----------     ---------

Income (loss) from continuing
    operations                          $    (6,647)     $  (16,451)    $   (69,621)      $     (1,513)    $  (57,346)    $(151,578)
                                        ===========      ==========     ===========       ============     ==========     =========

Income (loss) from continuing
    operations per share - basic
    and diluted                         $     (1.94)                    $     (0.92)                       $    (2.40)    $   (5.26)
                                        ===========      ==========     ===========       ============     ==========     =========

                                                                                                                  252 (11)
                                                                                                              (55,133)(8)
Weighted average shares                       3,419                          76,072                             4,187 (8)    28,797
    outstanding                         ===========      ==========     ===========       ============     ==========     =========


                       See notes to Pro Forma Adjustments.


                  AVIATION GROUP, INC. AND TRAVELBYUS.COM, LTD
                    UNAUDITED PRO FORMA COMBINED STATEMENT OF
                      OPERATIONS FOR THE THREE MONTHS ENDED
                                DECEMBER 31, 2000
                    (expressed in thousands of U.S. dollars)

                                                Aviation                               Pro Forma                Pro Forma
                                                 Group             travelbyus         Adjustments               Combined
                                            -----------------    ---------------    -----------------       ------------------
Revenues, net                               $           481      $       2,379                              $         2,860

Expenses:

Cost of sales and services                                                 427                                          427

General and administrative expenses                   1,277              6,757                                        8,028

Depreciation, amortization and
   impairment                                         1,240             14,320              (1,240)(7)               14,320
                                            ---------------      -------------      --------------          ---------------

Loss from operations                                 (2,036)           (19,125)              1,240                  (19,921)

Other income (expense):
   Interest and other                                    22                 29                                           51
   Interest expense                                    (319)              (927)                                      (1,246)
   Other expense
                                            ---------------      -------------      --------------          ---------------
       Total other income (expense)                    (297)              (898)                  -                   (1,195)
                                            ---------------      -------------      --------------          ---------------
Loss from continuing operations
  before income tax                         $        (2,333)     $     (20,023)     $        1,240          $       (21,116)

Income tax recovery                                                      3,194                                        3,194
                                            ---------------      -------------      --------------          ---------------

Loss from continuing operations             $        (2,333)     $     (16,829)     $        1,240          $       (17,922)

Income (loss) from continuing
   operations per share - basic and
   diluted                                  $         (2.35)     $       (0.16)                             $         (0.96)
                                            ===============      =============                              ===============

Weighted average shares outstanding                     991            104,053             (83,114)(8)               21,930
                                            ===============      =============      ==============          ===============



                      See notes to Pro Forma Adjustments.


                               TRAVELBYUS.COM, LTD
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                DECEMBER 31, 2000
                    (expressed in thousands of U.S. dollars)

                                                  Aviation                              Pro Forma               Pro Forma
                                                    Group           travelbyus         Adjustments               Combined
                                               ----------------   ---------------    -----------------       -----------------
Cash and cash equivalents                      $           265    $       1,564                              $         1,829

Accounts receivable                                        281            2,314                                        2,595

Inventory and barter credits                             1,310              798                                        2,108

Other current assets                                     3,565              213              (1,250)(1)                2,528

Assets held for sale                                     2,568                                                         2,568
                                               ---------------    -------------      --------------          ---------------

   Total current assets                                  7,989            4,889              (1,250)                  11,628

Property and equipment, net                                167            3,129                                        3,296

Programming library                                                       1,839                                        1,839

Goodwill                                                44,935                               15,838 (1)               48,835
                                                                                             (3,500)(1)
                                                                                             (8,438)(1)

Software, contracts and other intangible
   assets                                                                19,145                                       19,145

Non current assets held for sale                        3,983                                                          3,983

Other assets                                              209             3,981                                        4,190
                                               --------------     -------------      --------------          ---------------

   Total assets                                $       57,283     $      32,983      $        2,650          $        92,916
                                               ==============     =============      ==============          ===============

Notes payable and current maturities of
   long-term debt                                       7,574            15,089                                       22,663

Accounts payable and accrued expenses                   8,496            16,952               1,000 (2)               22,326
                                                                                             (4,122)(4)

Liabilities of discontinued operations                  5,346                                                          5,346
                                               --------------     -------------      --------------          ---------------

   Total current liabilities                           21,416            32,041              (3,122)                  50,335

Deferred tax liability                                                      892                                          892

Long-term debt                                             25             1,000                                        1,025
                                               --------------     -------------      --------------          ---------------

Total liabilities                                      21,441             33,933             (3,122)                  52,252


                                                   - Continued -

                                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                 DECEMBER 31, 2000
                                     (expressed in thousands of U.S. dollars)

                                                 Aviation                               Pro Forma               Pro Forma
                                                  Group            travelbyus          Adjustments              Combined
                                             ----------------    --------------      --------------          ---------------

Preferred stock                                        31,500                                (1,000)(2)               16,500
                                                                                             (3,500)(1)
                                                                                            (10,500)(1)
Common stock                                               10          149,072                  209 (3)                  219
                                                                                           (149,072)(3)
Other stockholders' equity                             23,991            7,347                 (209)(3)              177,193
                                                                                            149,072 (3)
                                                                                             14,870 (1)
                                                                                              4,050 (1)
                                                                                            (23,991)(1)
                                                                                              2,063 (1)
Accumulated earnings (deficit)                        (19,659)        (157,369)              19,659 (1)             (153,247)
                                                                                              4,122 (4)
                                             ----------------    -------------       --------------
   Total stockholders' equity                          35,842             (950)               5,773                   40,665
                                             ----------------    --------------      --------------         ----------------

Total liabilities and stockholders'
   equity                                    $         57,283    $      32,983       $        2,650         $         92,916
                                             ================    =============       ==============         ================


                      See notes to Pro Forma Adjustments.

                    Notes to Unaudited Pro Forma Adjustments

1. Adjustment to record the acquisition of Aviation Group by travelbyus.com and the recapitalization of travelbyus.com by recording the approximate market value of the shares of common stock, options and warrants held by the Aviation Group shareholders at the common share price immediately preceding the announcement of the merger with travelbyus.com. The shares of common stock, options and warrants held by Aviation Group's shareholders are treated as an issuance of new equity by travelbyus.com. 4,956,722 shares of Aviation Group common stock at the quoted price of $3.00 per share results in an adjustment to stockholders' equity of approximately $14,870,000. The value of the options and warrants of $4,050,000 results in an additional adjustment to stockholders' equity. The values of the options and warrants are estimated using the Black Scholes option pricing model. These amounts, as well as approximate transaction costs incurred of $1,000,000 are allocated to the identifiable net assets of Aviation Group based upon the estimated fair market values of those assets with the remainder of $48,836,000 assigned to goodwill. The goodwill that was recorded on the Aviation Group balance sheet at December 31, 2000 of $44,935,000 (net of accumulated amortization of approximately $4,000,000) was increased by $15,838,000 as an adjustment to reflect the effect of the acquisition. The adjustment also includes the removal of Aviation Group's other stockholders' equity and accumulated deficit accounts. An additional adjustment eliminates $3,500,000 of Series B preferred stock of Aviation Group owned by travelbyus.com. The offset of the elimination of the preferred stock owned by travelbyus.com is to goodwill, because travelbyus.com had written off the investment against earnings prior to December 31, 2000. The adjustments to goodwill also include a $8,438,000 reduction to the value of the Series A preferred stock on the Aviation Group balance sheet (and a corresponding $2,063,000 increase to common stock) to reflect the value of the underlying common stock into which the Series A was subsequently converted.

     The components of the purchase adjustment are as follows:

     Value of shares issued               $    14,870,000
     Value of warrants and options              4,050,000
     Transaction costs                          1,000,000
     Other                                         10,000
                                          ---------------
                           Total consideration and costs         $    19,930,000
     Fair value of identifiable assets     $  (11,098,000)
     Fair value of liabilities                 21,441,000
     Fair value of preferred stock             18,563,000
                                          ---------------
                                Net obligations acquired              28,906,000
                                                                 ---------------
                                                Goodwill          $   48,836,000
                                                                 ===============

     Certain amounts in the purchase calculation above are based on the preliminary estimates and the final amounts may differ.

2. Adjustment to record a $1 million payment related to arranging the Series B preferred stock sale. The payment of this amount was contingent on completion of the transactions.

3. Adjustment to record the $0.01 per share par value of the Aviation Group shares of common stock to be issued to travelbyus.com shareholders, 104,697,000 shares outstanding at December 31, 2000, and reflect the reorganization of travelbyus.com's shareholders' equity accounts to Aviation Group's capital structure.

4. Adjustment to eliminate $4,122,000 of advances made to Aviation Group by travelbyus.com. The advances were recorded in accounts payable and accrued expenses on the Aviation Group balance sheet and had been charged off against earnings by travelbyus.com.

5. Adjustment to record the effect of the amortization of the goodwill recorded upon the purchase of Global Leisure over 10 years as if the acquisition had occurred October 1, 1999 of $3,675,000 for the year ended September 30, 2000, and the impairment of the remaining value of the goodwill recorded for the acquisition of Aviation Group of $50,761,000. The impairment of the remaining value of the goodwill resulted because due to uncertainty regarding funding necessary to permit the combined company sufficient time to fully implement its business plan, projected future cash flows may be insufficient to support the carrying value of the goodwill.

6. Adjustment to record the reduction in interest expense of $2,799,000 for the retirement of approximately $26.0 million in Global Leisure debt, as if the retirement had occurred at October 1, 1999. The average effective interest rate on the retired debt was approximately 14% for the year ended September 30, 2000.

7.   Adjustment  to record  the  effect  of the  amortization  of the  software, contracts, and other intangibles, recorded upon the purchases of Cheap Seats, Cruise Shoppes, Epoch Technology, and SiteRabbit as if these acquisitions had occurred at October 1, 1999. The software, contracts and other intangibles are amortized over three years for each company. All goodwill associated with the acquisitions, as well as the intangible assets associated with the acquisition of Muffin, were written off by travelbyus.com during the year ended September 30, 2000. The amortization for Cheap Seats, Cruise Shoppes, Epoch Technology, and SiteRabbit are included in the travelbyus.com historical statements of operations for the year ended September 30, 2000 beginning January 1, 2000, April 1, 2000, June 1, 2000, and September 1, 2000, respectively. The pro forma adjustments record the additional amounts which would have been recorded if the acquisitions had occurred at the beginning of the periods. The amounts of the adjustments are as follows:


                                                      Year ended
                                                  September 30, 2000
                                                  ------------------

                  Cheap Seats                        $    595,000

                  Epoch Technology                      1,287,000

                  Pro Soft                                510,000

                  Cruise Shoppes                          405,000

                  SiteRabbit                            1,253,000
                                                     ------------

                     Total                           $  4,050,000
                                                     ============

     An additional adjustment is made to record the increase in amortization of goodwill recorded upon the acquisition of Aviation Group by travelbyus.com. This adjustment is $740,000 for the year ended September 30, 2000. The amortization adjustment that is recorded for the three months ended December 31, 2000 is to remove the $1,240,000 recorded in the Aviation Group historical financial statements for that period, because the goodwill is assumed to be written off for pro forma purposes at the end of the September 30, 2000 year as discussed in Note 5 above.

8. Adjustment to the number of weighted average shares outstanding as if the share exchange between Aviation Group and travelbyus.com and the common stock issued in the acquisitions of Cheap Seats, Express Vacations, Epoch Technology, Cruise Shoppes, Muffin, ProSoft and SiteRabbit had occurred at October 1, 1999. The adjustments for the shares issued in the share exchange between Aviation Group and travelbyus.com are reductions of 49,147,000 and 76,892,000 for the year ended September 30, 2000 and the three months ended December 31, 2000, respectively. These amounts give effect to a one for five reverse split of the common stock, which occurred after December 31, 2000, and was reflected in the Aviation Group historical numbers but not in the travelbyus.com historical numbers. The adjustment for shares issued to acquire the companies is a total of 4,264,000 for the year ended September 30, 2000 after giving effect to the reverse split referred to above. Unexercised common stock options, warrants and convertible securities are not considered because their effect would be antidilutive.

9. Adjustment to record compensation expense for effect of $987,000 of contingent stock consideration to be issued two years after the acquisition of ProSoft if the individuals are still employed at that time. The expense is accrued over the two year period and an adjustment of $494,000 is recorded for the year ended September 30, 2000 to reflect the expense as if it had been accrued since October 1, 1999.

10. The operations of Express Vacations, Cheap Seats, Cruise Shoppes, Epoch Technology, ProSoft and SiteRabbit are combined as "other companies" in the pro forma statement of operations for the year ended September 30, 2000 and are presented for the periods prior to November 1, 1999, January 6, 2000, April 3, 2000, May 23, 2000, September 14, 2000 and September 14, 2000,
     respectively, after which the operations of these companies are consolidated with the historical statement of operations of travelbyus.com.

11. Adjustment to the number of weighted average shares outstanding as if the sale of 750,000 shares of common stock by Aviation Group and 930,000 common shares by travelbyus.com in connection with these transactions had occurred at October 1, 1999. The adjustment for the year ended September 30, 2000 (after giving effect to the reverse split referred to in Note 8 above) is 252,000 shares.

12. Adjustment to record the interest expense that would be incurred on a $3 million borrowing by Aviation Group in connection with these transaction, as if the borrowing had occurred at October 1, 1999. The stated interest rate is 12% and the note is due nine months after issuance. The borrowing includes five-year warrants to purchase 225,000 shares (before reverse split) at $2.125 per share. The interest expense is $527,000 for the year ended September 30, 2000, which includes $257,000 for the amortization of the discount on the debt related to the value of the warrants issued with the debt. The adjustment, after considering $101,000 recorded in the historical financial statements, is $426,000 for the year ended September 30, 2000.